Exhibit 4.3

SALE AND SERVICING

AGREEMENT

among

GM FINANCIAL CONSUMER AUTOMOBILE RECEIVABLES TRUST 2021-2,

Issuer,

AFS SENSUB CORP.,

Seller,

AMERICREDIT FINANCIAL SERVICES, INC.

D/B/A GM FINANCIAL,

Servicer,

and

THE BANK OF NEW YORK MELLON,

Trust Collateral Agent

Dated as of April 14, 2021

i

ii

SCHEDULES

Schedule A	Schedule of Receivables
Schedule B-1	Representations and Warranties of the Seller and the Servicer Regarding the Receivables
Schedule B-2	Representations and Warranties of the Seller and the Servicer Regarding the Pool of Receivables

EXHIBITS

Exhibit A	Form of Servicer’s Certificate

iii

SALE AND SERVICING AGREEMENT, dated as of April 14, 2021, among GM FINANCIAL CONSUMER AUTOMOBILE RECEIVABLES TRUST 2021-2, a Delaware statutory trust (the “Issuer”), AFS SENSUB CORP., a Nevada corporation (the “Seller”), AMERICREDIT FINANCIAL SERVICES, INC. D/B/A GM FINANCIAL, a Delaware corporation (the “Servicer”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, in its capacity as Trust Collateral Agent.

WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts made by GM Financial or an Originating Affiliate or acquired by GM Financial or an Originating Affiliate through motor vehicle dealers;

WHEREAS the Seller has purchased such receivables from GM Financial and is willing to sell such receivables to the Issuer;

WHEREAS the Servicer is willing to service all such receivables;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

  SECTION 1.1.        Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Adjusted Pool Balance” means, (i) for any Distribution Date, the Pool Balance as of the end of the previous Collection Period (and, for the first Distribution Date, as of the Cutoff Date) less the Yield Supplement Overcollateralization Amount with respect to such Distribution Date and (ii) with regard to the Cutoff Date, the Pool Balance as of the Cutoff Date less the Yield Supplement Overcollateralization Amount as of the Cutoff Date.

“Accountants’ Report” means the report of a firm of nationally recognized Independent Accountants described in Section 4.11.

“Accounting Date” means, with respect to any Collection Period the last day of such Collection Period.

“ADR Organization” means The American Arbitration Association or, if The American Arbitration Association no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of the dispute, another nationally recognized mediation or arbitration organization selected by GM Financial.

“ADR Rules” means the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect at the time of the mediation or arbitration.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Principal Balance” means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the related Collection Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the related Collection Period) as of the date of determination.

“Agreement” means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

“Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service contracts, car club and warranty contracts, other items customarily financed as part of motor vehicle retail installment sale contracts or promissory notes, and related costs.

“Annual Percentage Rate” or “APR” of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of April 14, 2021, by and among the Issuer, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, a Delaware limited liability company.

“Asset Review” means, for any Asset Review Notice, the performance by the Asset Representations Reviewer of each Asset Test stated in Schedule A to the Asset Representations Review Agreement for each Asset Review Receivable.

“Asset Review Notice” means the notice from the Trustee to the Asset Representations Reviewer and the Servicer directing the Asset Representations Reviewer to perform an Asset Review under Section 3.4 of the Asset Representations Review Agreement.

“Asset Review Receivable” means, for any Asset Review, each Receivable that is not a Liquidated Receivable and with respect to which the related Obligor failed to make at least 90% of the related Scheduled Receivables Payment by the date on which it was due and, as of the last day of the Collection Period prior to the date the related Asset Review Notice was delivered, remained unpaid for sixty (60) days or more from the original payment due date.

“Asset Test” means, for an Asset Review, each Test, as defined in the Asset Representations Review Agreement, in Schedule A to the Asset Representations Review

Agreement to be performed by the Asset Representations Reviewer on the related Asset Review Receivables.

“Available Funds” means, with respect to any Distribution Date, the sum of (without duplication) (i) the Collected Funds for the related Collection Period, plus (ii) all Purchase Amounts deposited in the Trust Accounts during the related Collection Period, plus (iii) Investment Earnings with respect to the Trust Accounts for the related Collection Period, plus (iv) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.3 of the Indenture since the preceding Distribution Date by the Trust Collateral Agent for distribution pursuant to Section 5.6 and Section 5.8 of the Indenture, plus (v) the proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 plus (vi) amounts, if any, released from the Reserve Account pursuant to Section 5.8(c) on such Distribution Date.

“Base Servicing Fee” means, with respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to the product of (i) the Servicing Fee Rate times (ii) the Aggregate Principal Balance of the Receivables as of the opening of business on the first day of such Collection Period (or, in the case of the first Distribution Date, March 9, 2021) times (iii) one-twelfth (or, in the case of the first Distribution Date, a fraction equal to (x) the number of days from and including March 9, 2021 through and including April 30, 2021, divided by (y) 360).

“Basic Documents” means this Agreement, the Certificate of Trust, the Trust Agreement, the Purchase Agreement, the Indenture, the Asset Representations Review Agreement, the Underwriting Agreement and other documents and certificates delivered in connection therewith.

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or other day on which commercial banking institutions located in Wilmington, Delaware, Fort Worth, Texas, or New York, New York or any other location of any successor Servicer, successor Owner Trustee or successor Trust Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

“Certificate” means the trust certificate evidencing the beneficial interest of the Certificateholder in the Trust.

“Certificate Distribution Account” has the meaning assigned to such term in the Trust Agreement.

“Certificateholder” means the Person in whose name the Certificate is registered.

“Class” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and/or the Class D Notes, as the context requires.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” has the meaning assigned to such term in the Indenture.

“Class A-2 Notes” has the meaning assigned to such term in the Indenture.

“Class A-3 Notes” has the meaning assigned to such term in the Indenture.

“Class A-4 Notes” has the meaning assigned to such term in the Indenture.

“Class B Notes” has the meaning assigned to such term in the Indenture.

“Class C Notes” has the meaning assigned to such term in the Indenture.

“Class D Notes” has the meaning assigned to such term in the Indenture.

“Closing Date” means April 14, 2021.

“Collateral Insurance” shall have the meaning set forth in Section 4.4(a).

“Collected Funds” means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections on the Receivables during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period (but excluding any Purchase Amounts).

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.1(a)(i).

“Collection Period” means, with respect to the first Distribution Date, the period beginning as of the close of business on March 8, 2021 and ending as of the close of business on April 30, 2021. With respect to each subsequent Distribution Date, “Collection Period” means the period beginning as of the close of business on the last day of the second preceding calendar month and ending as of the close of business on the last day of the immediately preceding calendar month. Any amount stated “as of the close of business” shall give effect to the following calculations as determined as of the end of the day on such day: (i) all applications of collections and (ii) all distributions.

“Collection Records” means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

“Commission” means the United States Securities and Exchange Commission.

“Contract” means a motor vehicle retail installment sale contract or promissory note.

“Controlling Class” means, (i) the Class A Notes so long as any class of the Class A Notes are outstanding, (ii) if no class of Class A Notes is outstanding, the Class B Notes, (iii) if no Class A Notes or Class B Notes are outstanding, the Class C Notes, or (iv) if no Class A Notes, Class B Notes or Class C Notes are outstanding, the Class D Notes.

“Controlling Party” means the Trust Collateral Agent, for the benefit of the Noteholders.

“Corporate Trust Office” means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is

Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration and (ii) with respect to the Trustee and the Trust Collateral Agent (a) solely with respect to the transfer, surrender, exchange or presentation for final payment of the Notes, 2001 Bryan Street, 9th Floor, Dallas, Texas 75201, Attention: Transfer Unit – GMCAR 2021-2 and (b) for all other purposes, the principal office thereof at which at any particular time its corporate trust business shall be administered, which at the time of execution of this agreement is 240 Greenwich Street, New York, New York 10286, Attention: Corporate Trust Administration – GMCAR 2021-2.

“Cram Down Loss” means, with respect to a Receivable that has not become a Liquidated Receivable, if the Servicer expects the Principal Balance or effective rate of interest on the automobile loan contract to be reduced by a court of appropriate jurisdiction in a proceeding related to an Insolvency Event, the Servicer’s estimate of the reduction in the Principal Balance that will be so ordered by the court.

“Credit Risk Retention Rules” shall have the meaning set forth in Section 4.9(a).

“Custodian” means GM Financial and any other Person named from time to time as custodian hereunder acting as agent for the Trust Collateral Agent, which Person must be acceptable to the Controlling Party (the Custodian as of the Closing Date is acceptable to the Controlling Party).

“Cutoff Date” means March 8, 2021.

“DBRS” means DBRS, Inc. or its successor.

“Dealer” means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to GM Financial or an Originating Affiliate under a Dealer Agreement or pursuant to a Dealer Assignment.

“Dealer Agreement” means any agreement between a Dealer and GM Financial or an Originating Affiliate relating to the acquisition of Receivables from a Dealer by GM Financial or an Originating Affiliate.

“Dealer Assignment” means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to GM Financial or an Originating Affiliate.

“Delinquency Rate” means, for any Collection Period, (i) the aggregate Principal Balance of all Delinquent Receivables as of the end of such Collection Period divided by (ii) the Pool Balance as of the end of such Collection Period.

“Delinquency Trigger” means, that (i) as of the end of any of the first through twelfth Collection Periods, the Delinquency Rate exceeds 1.10%, (ii) as of the end of any of the thirteenth through twenty-fourth Collection Periods, the Delinquency Rate exceeds 1.80%, (iii) as of the end of any of the twenty-fifth through thirty-sixth Collection Periods, the Delinquency Rate exceeds 2.80% or (iv) as of the end of any subsequent Collection Period, the Delinquency Rate exceeds 4.90%.

“Delinquent Receivable” means any Receivable that is not a Liquidated Receivable and which the related Obligor fails to make at least 90% of the related Scheduled Receivables Payment by the date on which it is due and remains unpaid for more than sixty (60) days from the original payment due date.

“Delivery” when used with respect to Trust Account Property means:

(a)        with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Trust Collateral Agent by physical delivery to the Trust Collateral Agent endorsed to, or registered in the name of, the Trust Collateral Agent or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC), transfer thereof (i) by delivery thereof to the Trust Collateral Agent of such certificated security endorsed to, or registered in the name of, the Trust Collateral Agent or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Trust Collateral Agent by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Trust Collateral Agent (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Trust Collateral Agent or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b)        with respect to any security issued by the U.S. Department of the Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a “depository” pursuant to applicable federal regulations; the making by such securities intermediary of entries in its books and records crediting such Trust Account Property to the Trust Collateral Agent’s securities account at the securities intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trust Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent, consistent with changes in applicable law or regulations or the interpretation thereof;

(c)        with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Trust Collateral Agent or its nominee or custodian who either (i) becomes the registered owner on behalf of the Trust Collateral Agent or (ii) having previously become the registered owner, acknowledges that it holds for the Trust Collateral Agent; and

(d)        with respect to any item of Trust Account Property that is a financial asset under Article 8 of the UCC and that is not governed by clause (b) above, causing the securities intermediary to indicate on its books and records that such financial asset has been credited to a securities account of the Trust Collateral Agent.

“Depositor” means the Seller.

“Determination Date” means, with respect to any Collection Period, the second Business Day prior to the related Distribution Date.

“Distribution Date” means, with respect to each Collection Period, the sixteenth day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing May 17, 2021. If GM Financial is no longer acting as Servicer, the distribution date may be a different day of the month.

“Electronic Chattel Paper Sub-Custodian” means DealerTrack, Inc., RouteOne LLC or another econtracting facilitator engaged by the Servicer.

“Electronic Ledger” means the electronic master record of the retail installment sale contracts or installment loans of the Servicer.

“Eligible Deposit Account” means a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as (i) the long-term unsecured debt of such depository institution shall have a credit rating from Moody’s of at least Baa2 and from Fitch of at least A and (ii) such depository institutions’ deposits are insured by the FDIC.

“Eligible Investments” mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)        direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b)        demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1, to the extent rated by DBRS or Fitch, from DBRS of R-1 (middle) and from Fitch of F1+;

(c)        commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1, to the extent rated by DBRS or Fitch, from DBRS of R-1 (middle) and from Fitch of F1+;

(d)        investments in money market funds (including funds for which the Trust Collateral Agent or the Trustee in each of their individual capacities or any of their respective Affiliates is investment manager, controlling party or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G and from Moody’s of Aaa;

(e)        bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)        repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above;

(g)        any other investment which would satisfy the Rating Agency Condition and is consistent with the ratings of the Notes or any other investment that by its terms converts to cash within a finite period, if the Rating Agency Condition is satisfied with respect thereto; and

(h)        cash denominated in United States dollars.

Any of the foregoing Eligible Investments may be purchased by or through the Trust Collateral Agent, the Trustee or any of their respective Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Scheduled Distribution Date” means with respect to (i) the Class A-1 Notes, the April 18, 2022 Distribution Date, (ii) the Class A-2 Notes, the June 17, 2024 Distribution Date, (iii) the Class A-3 Notes, the April 16, 2026 Distribution Date, (iv) the Class A-4 Notes, the October 16, 2026 Distribution Date, (v) the Class B Notes, the December 16, 2026 Distribution Date, (vi) the Class C Notes, the January 19, 2027 Distribution Date and (vii) the Class D Notes, the November 16, 2028 Distribution Date.

“Financed Vehicle” means an automobile or light-duty truck or utility vehicle, together with all accessions thereto, securing an Obligor’s indebtedness under the respective Receivable.

“First Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of such Distribution Date (before giving effect to any principal payments made on the Class A Notes on such Distribution Date), over (b) the Adjusted Pool Balance for such Distribution Date; provided, however, that (i) the First Priority Principal Distribution Amount on the Final Scheduled Distribution Date of the Class A-1 Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) the First Priority Principal Distribution Amount on the Final Scheduled Distribution Date of the Class A-2 Notes shall not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of the Class A-2 Notes to zero; (iii) the First Priority Principal Distribution Amount on the Final Scheduled Distribution Date of the Class A-3 Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero; and (iv) the First Priority Principal Distribution Amount on the Final Scheduled Distribution Date of the Class A-4 Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero.

“Fitch” means Fitch Ratings, Inc. or its successor.

“Force-Placed Insurance” shall have the meaning set forth in Section 4.4.

“Fourth Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes, Class B Notes, Class C Notes and Class D Notes as of such Distribution Date (before giving effect to any principal payments made on the Class A Notes, Class B Notes, Class C Notes and Class D Notes on such Distribution Date), over (ii) the Adjusted Pool Balance for such Distribution Date minus (b) the First Priority Principal Distribution Amount, Second Priority Principal Distribution Amount and Third Priority Principal Distribution Amount for such Distribution Date; provided, however, that the Fourth Priority Principal Distribution Amount on the Final Scheduled Distribution Date of the Class D Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class D Notes to zero.

“General Motors Financial Company, Inc.” means General Motors Financial Company, Inc.

“GM Financial” means AmeriCredit Financial Services, Inc. d/b/a GM Financial

“Indenture” means the Indenture, dated as of April 14, 2021, between the Issuer, The Bank of New York Mellon, as Trust Collateral Agent and Trustee, as the same may be amended and supplemented from time to time.

“Independent Accountants” shall have the meaning set forth in Section 4.11(a).

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such petition, decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insurance Add-On Amount” means the premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 4.4.

“Insurance Policy” means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

“Interest Period” means, with respect to any Distribution Date, the period from and including the most recent Distribution Date on which interest has been paid (or in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the following Distribution Date.

“Interest Rate” means, with respect to:

(a)  the Class A-1 Notes, 0.13738% per annum (computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period);

(b)  the Class A-2 Notes, 0.27% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months);

(c)  the Class A-3 Notes, 0.51% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months);

(d)  the Class A-4 Notes, 0.82% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months);

(e)  the Class B Notes, 1.09% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months);

(f)  the Class C Notes, 1.28% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months); and

(g)  the Class D Notes, 0.00% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months);

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means, with respect to any date of determination and Trust Accounts, the investment earnings on amounts on deposit in such Trust Accounts on such date.

“Issuer” means GM Financial Consumer Automobile Receivables Trust 2021-2.

“Issuer Secured Parties” means the Trustee in respect of the Trustee Issuer Secured Obligations.

“Item 1122 Letter Agreement” means the Item 1122 Letter Agreement, dated as of April 14, 2021, between the Servicer and The Bank of New York Mellon, as the same may be amended and supplemented from time to time.

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable State to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term “Lien Certificate” shall mean only a certificate or notification issued to a secured party. For Financed Vehicles registered in States which issue confirmation of the lienholder’s interest electronically, the “Lien Certificate” may consist of notification of an electronic recordation, by either a third-party service provider or the relevant Registrar of Titles of the applicable State, which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable State.

“Liquidated Receivable” means, with respect to any Collection Period, a Receivable for which, as of the last day of the Collection Period (i) ninety (90) days have elapsed since the Servicer repossessed the related Financed Vehicle; provided, however, that in no case shall 10% or more of a Scheduled Receivables Payment have become two hundred ten (210) or more days delinquent in the case of a repossessed Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) 10% or more of a Scheduled Receivables Payment shall have become one hundred twenty (120) or more days delinquent, except in the case of a repossessed Financed Vehicle, or (iv) that is, without duplication, a Sold Receivable.

“Liquidation Proceeds” means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable and, with respect to a Sold Receivable, the related Sale Amount.

“Majority Noteholders” means the Holders of the Notes representing a majority of the principal balance of the Controlling Class.

“Minimum Sale Price” means (i) with respect to a Receivable (x) that has become sixty (60) to two hundred ten (210) days delinquent or (y) that has become greater than two hundred ten (210) days delinquent and with respect to which the related Financed Vehicle has been repossessed by the Servicer and has not yet been sold at auction, the greater of (A) the product of (1) 55% times (2) the Principal Balance of such Receivable and (B) the product of (1) the three month rolling average recovery rate (expressed as a percentage) for the Servicer in its liquidation of all receivables for which it acts as servicer, either pursuant to this Agreement or otherwise, times (2)

the Principal Balance of such Receivable or (ii) with respect to a Receivable (x) with respect to which the related Financed Vehicle has been repossessed by the Servicer and has been sold at auction and the Net Liquidation Proceeds for which have been deposited in the Collection Account, or (y) that has become greater than two hundred ten (210) days delinquent and with respect to which the related Financed Vehicle has not been repossessed by the Servicer despite the Servicer’s diligent efforts, consistent with its servicing obligations, to repossess the Financed Vehicle, $1.

“Monthly Records” means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Receivables Payment; and past due late charges.

“Monthly Remittance Condition” means, as of any date, that (i) GM Financial is the Servicer, (ii) GM Financial (or General Motors Financial Company, Inc., for so long as it is an Affiliate of GM Financial) has a short-term unsecured debt rating of at least “Prime” by Moody’s and at least “F1” by Fitch and (iii) no Servicer Termination Event or Event of Default has occurred and is continuing.

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“Net Liquidation Proceeds” means, with respect to a Liquidated Receivable, Liquidation Proceeds net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

“Note Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.1(a)(ii).

“Note Pool Factor” for each Class of Notes as of the close of business on any date of determination means a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes divided by the original outstanding principal amount of such Class of Notes.

“Noteholders’ Interest Carryover Amount” means, with respect to any Class of Notes and any date of determination, all or any portion of the Noteholders’ Interest Distributable Amount for such Class of Notes for the immediately preceding Distribution Date which remains unpaid as of such date of determination, plus interest on such unpaid amount, to the extent permitted by law, at the respective Interest Rate borne by the applicable Class of Notes from such immediately preceding Distribution Date to but excluding such date of determination.

“Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date and Class of Notes, the sum of (i) the Noteholders’ Monthly Interest Distributable Amount for such Distribution Date plus (ii) each Class of Notes and the Noteholders’ Interest Carryover Amount, if any for such Distribution Date and each such Class. Interest on the Class A-1 Notes shall be computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period; interest on all other Classes of Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

“Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any Class of Notes, interest accrued at the respective Interest Rate during the applicable Interest Period on the principal amount of the Notes of such Class outstanding as of the end of the prior Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), calculated (x) for the Class A-1 Notes on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period and (y) for all other Classes of Notes on the basis of a 360-day year consisting of twelve 30-day months (without adjustment for the actual number of business days elapsed in the applicable Interest Period), except with respect to the first Interest Period.

“Noteholders’ Principal Distributable Amount” for a Distribution Date will equal the lesser of

(x)        the excess, if any, of the amount of Available Funds on such Distribution Date over the amounts payable on such Distribution Date pursuant to clauses (i) through (xi) of Section 5.7(a); and

(y)        the excess, if any, on such Distribution Date of (i) the Pro Forma Note Balance for such Distribution Date over (ii) the Required Pro Forma Note Balance for such Distribution Date.

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

“Officer’s Certificate” means a certificate signed by the chief executive officer, the president, any executive vice president, any senior vice president, any vice president, any assistant vice president, any treasurer, any assistant treasurer, any secretary or any assistant secretary of the Seller or the Servicer, as appropriate.

“Opinion of Counsel” means a written opinion of counsel satisfactory in form and substance to the recipient(s) thereof.

“Original Pool Balance” means the Pool Balance as of the Cutoff Date.

“Originating Affiliate” means an Affiliate of GM Financial that has originated Receivables and assigned its full interest therein to GM Financial.

“Other Conveyed Property” means all property conveyed by the Seller to the Trust pursuant to Section 2.1(b) through (i).

“Owner Trust Estate” has the meaning assigned to such term in the Trust Agreement.

“Owner Trustee” means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.

“Pool Balance” means, as of any date of determination, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables) at the end of the preceding calendar month.

“Principal Balance” means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable minus (ii) any Cram Down Loss in respect of such Receivable.

“Pro Forma Note Balance” means, with respect to any Distribution Date, the aggregate remaining principal amount of the Notes outstanding on such Distribution Date, after giving effect to distributions pursuant to clauses (i) through (x) of Section 5.7(a) hereof.

“Prospectus” means the prospectus, dated April 6, 2021, relating to the offering of the Offered Notes, as filed with the Commission.

“Purchase Agreement” means the Purchase Agreement between the Seller and GM Financial, dated as of April 14, 2021, pursuant to which the Seller acquires the Receivables, as such agreement may be amended from time to time.

“Purchase Amount” means, with respect to a Purchased Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

“Purchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Sections 4.2, 4.4(c) or 4.7, or repurchased by the Seller or the Servicer pursuant to Section 3.2 or Section 10.1(a).

“Rating Agency” means Fitch and Moody’s. If no such organization or successor maintains a rating on the Notes, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person engaged by the Seller, notice of which engagement shall be given to the Trust Collateral Agent, the Owner Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given ten (10) days’ (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof by GM Financial and such Rating Agency has not notified the Seller, the Servicer, the Owner Trustee and the Trust Collateral Agent (or the Trustee, as applicable) in writing that such action will result in a reduction or withdrawal of the then current rating of any Class of Notes.

“Realized Losses” means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

“Receivable Files” means the documents specified in Section 3.3.

“Receivables” means the Contracts listed on Schedule A attached hereto (which Schedule may be in an electronic format).

“Record Date” means, with respect to a Distribution Date or a Redemption Date, the close of business on the Business Day immediately preceding such Distribution Date or Redemption Date, unless otherwise specified in the Indenture.

“Registrar of Titles” means, with respect to any State, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

“Regulation AB” means Subpart 229.1100- Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506,1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Requesting Party” shall have the meaning set forth in Section 3.13(a).

“Required Pro Forma Note Balance” means, with respect to any Distribution Date, a dollar amount equal to (x) the Adjusted Pool Balance as of the end of the prior calendar month minus (y) 2.00% of the Adjusted Pool Balance as of the Cutoff Date.

“Required Rate” means 2.00%, or such other percentage approved by the Rating Agencies.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.1(a)(iii).

“Reserve Account Deposit Amount” means, with respect to any Distribution Date, the lesser of (x) the excess of (i) the Specified Reserve Balance over (ii) the amount on deposit in the Reserve Account on such Distribution Date, after taking into account the amount of any Reserve Account Withdrawal Amount on such Distribution Date and (y) the amount remaining in the Collection Account after taking into account the distributions therefrom described in clauses (i) through (x) of Section 5.7(a).

“Reserve Account Withdrawal Amount” means, with respect to any Distribution Date, the lesser of (x) any shortfall in the amount of Available Funds available to pay the amounts specified in clauses (i) through (x) of Section 5.7(a) (taking into account application of Available Funds to the priority of payments specified in Section 5.7(a) and ignoring any provision hereof which otherwise limits the amounts described in such clauses to the amount of funds available) and (y) the amount on deposit in the Reserve Account on such Distribution Date prior to application of amounts on deposit therein pursuant to Section 5.8.

“Responsible Officer” means, with respect to any Person, any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, or any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retained Interest” shall have the meaning set forth in Section 12.17(a).

“Sale Amount” means, with respect to any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

“Sale and Servicing Agreement Collateral” shall have the meaning set forth in Section 2.4.

“Schedule of Receivables” means the schedule of all motor vehicle retail installment sale contracts and promissory notes originally held as part of the Trust which is attached asSchedule A (which Schedule may be in the form of microfiche or a disk).

“Scheduled Receivables Payment” means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor’s obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act or (iii) modifications or extensions of the Receivable permitted by Section 4.2(b), the Scheduled Receivables Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.

“Second Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes and Class B Notes as of such Distribution Date (before giving effect to any principal payments made on the Class A Notes and Class B Notes on such Distribution Date), over (ii) the Adjusted Pool Balance for such Distribution Date minus (b) the First Priority Principal Distribution Amount for such Distribution Date; provided, however, that the Second Priority Principal Distribution Amount on the Final Scheduled Distribution Date of the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

“Seller” means AFS SenSub Corp., a Nevada corporation, and its successors in interest to the extent permitted hereunder.

“Service Contract” means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

“Servicer” means GM Financial, as the servicer of the Receivables, and each successor servicer pursuant to Section 9.3.

“Servicer Termination Event” means an event specified in Section 9.1.

“Servicer’s Certificate” means an Officer’s Certificate of the Servicer delivered pursuant to Section 4.9, substantially in the form of Exhibit A.

“Servicing Fee” shall have the meaning set forth in Section 4.8.

“Servicing Fee Rate” means 1.00% per annum.

“Servicing Policies and Procedures” means the customary servicing policies and procedures of GM Financial relating to motor vehicle retail installment sales contracts or promissory notes made by GM Financial or an Originating Affiliate or acquired by GM Financial or an Originating Affiliate, as such policies and procedures may be updated from time to time.

“Simple Interest Method” means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of (i) the fixed rate of interest on such obligation times (ii) the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

“Sold Receivable” means a Receivable that was more than sixty (60) days delinquent and was sold to an unaffiliated third party by the Issuer, at the Servicer’s direction, as of the close of business on the last day of a Collection Period and in accordance with the provisions of Section 4.3(c).

“Specified Reserve Balance” means, with respect to any Distribution Date, an amount equal to 0.25% of the Adjusted Pool Balance as of the Cutoff Date; provided, that the Specified Reserve Balance will in no event exceed the outstanding principal amount of the Notes on such Distribution Date after giving effect to distributions pursuant to clauses (i) through (x) of Section 5.7(a).

“Standard & Poor’s” means S&P Global Ratings, a division of S&P Global Inc., or its successor.

“State” means any one of the fifty states of the United States of America or the District of Columbia.

“Supplemental Servicing Fee” means, with respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Receivables during such Collection Period but excluding any fees or expenses related to extensions.

“Third Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes, Class B Notes and Class C Notes as of such Distribution Date (before giving effect to any principal payments made on the Class A Notes, Class B Notes and Class C Notes on such Distribution Date), over (ii) the Adjusted Pool Balance for such Distribution Date minus (b) the First Priority Principal Distribution Amount and Second Priority Principal Distribution Amount for such Distribution Date; provided, however, that the Third Priority Principal Distribution Amount on the Final Scheduled Distribution Date of the Class C Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero.

“Total Available Funds” shall have the meaning set forth in Section 5.7(a).

“Trust” means the Issuer.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” shall have the meaning set forth in Section 5.1.

“Trust Agreement” means the Trust Agreement, dated as of March 3, 2021, between the Seller and the Owner Trustee, as amended and restated as of April 14, 2021 as the same may be amended and supplemented from time to time.

“Trust Collateral Agent” means the Person acting as Trust Collateral Agent hereunder, its successors in interest and any successor Trust Collateral Agent hereunder.

“Trust Property” means the property and proceeds conveyed pursuant to Section 2.1, together with certain monies paid after the Cutoff Date, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Reserve Account (including all Eligible Investments therein and all proceeds therefrom), the Note Distribution Account (including all Eligible Investments therein and all proceeds therefrom) and certain other rights under this Agreement.

“Trustee” means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated as of April 6, 2021, among the Seller, the Servicer and TD Securities (USA) LLC, on its own behalf and as the representative of the underwriters named therein.

“Yield Supplement Overcollateralization Amount” means with respect to any calendar month and the related Distribution Date, or with respect to the Cutoff Date, the aggregate amount by which the Principal Balance as of the last day of such calendar month or the Cutoff Date, as applicable, of each of the related Receivables with an Annual Percentage Rate as stated in the related Contract is less than the Required Rate, other than a Liquidated Receivable, exceeds the present value, calculated using a discount rate equal to the Required Rate, of each Scheduled Receivables Payment of each such Receivable assuming such Scheduled Receivables Payment is made on the last day of each month and each month has 30 days.

  SECTION 1.2.        Other Definitional Provisions.

(a)        Capitalized terms used herein and not otherwise defined herein have meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

(b)        All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)        As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(d)        The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e)        The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f)        Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Conveyance of Receivables

  SECTION 2.1.        Conveyance of Receivables. In consideration of the Issuer’s delivery to or upon the order of the Seller on the Closing Date of an amount equal to the book value of the Receivables sold by the Seller, as set forth on the books and records of the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the Seller’s obligations set forth herein) and the Issuer hereby purchases, all right, title and interest of the Seller in and to the property listed in clauses (a) – (i) below, whether now owned or existing or hereafter acquired or arising. The foregoing consideration will be paid by the Issuer using net proceeds from the sale of the Notes and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement and the balance will be deemed a capital contribution from the Seller to the Issuer.

(a)        the Receivables and all moneys received thereon after the Cutoff Date;

(b)        the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(c)        any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

(d)        any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement;

(e)        all rights under any Service Contracts on the related Financed Vehicles;

(f)        the related Receivable Files;

(g)        all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of GM Financial under the Purchase Agreement;

(h)        all of the Seller’s (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (g); and

(i)        all proceeds and investments with respect to items (a) through (h).

  SECTION 2.2.        [Reserved]

  SECTION 2.3.        Further Encumbrance of Trust Property.

(a)        Immediately upon the conveyance to the Trust by the Seller of any item of the Trust Property pursuant to Section 2.1, all right, title and interest of the Seller in and to such item of

Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Statutory Trust Statute (as defined in the Trust Agreement).

(b)        Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture, the Trust shall grant a security interest in the Trust Property to the Trust Collateral Agent securing the repayment of the Notes. The Certificate shall represent the beneficial ownership interest in the Trust Property, and the Certificateholder shall be entitled to receive distributions with respect thereto as set forth herein.

(c)        Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until payment in full of the Certificate, remain as covenants of the Issuer for the benefit of the Certificateholder, enforceable by the Certificateholder to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in the Certificateholder.

(d)        The Trust Collateral Agent shall, at such time as there are no Notes or Certificate outstanding and all sums due to the Trustee and the Trust Collateral Agent pursuant to the Basic Documents have been paid, execute such documents as are reasonably provided to it by the Seller (which documents shall be prepared at the Seller’s expense) in order to release any remaining portion of the Trust Property to the Seller.

SECTION 2.4.        Intention of the Parties.

The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and the Issuer that they intend that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Receivables and Other Conveyed Property, for non-tax purposes, conveying good title thereto free and clear of any Liens, from the Seller to the Issuer, and that the Receivables and the Other Conveyed Property shall not be a part of the Seller’s estate in the event of a bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or State bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to the Seller. In the event that such conveyance is determined to be made as security for a loan made by the Issuer, the Noteholders or the Certificateholder to the Seller, the Seller hereby grants to the Issuer a security interest in all of the Seller’s right, title and interest in and to the following property for the benefit of the Issuer Secured Parties, whether now owned or existing or hereafter acquired or arising, and this Agreement shall constitute a security agreement under applicable law (collectively, the “Sale and Servicing Agreement Collateral”):

(a)        the Receivables and all moneys received thereon after the Cutoff Date;

(b)        the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(c)        any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

(d)        any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement;

(e)        all rights under any Service Contracts on the related Financed Vehicles;

(f)        the related Receivable Files;

(g)        all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of GM Financial under the Purchase Agreement;

(h)        all of the Seller’s (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (g); and

(i)        all proceeds and investments with respect to items (a) through (h).

ARTICLE III

The Receivables

  SECTION 3.1.        Representations and Warranties of Seller.

(a)        The Seller hereby represents and warrants that each of the representations and warranties regarding the Receivables that are set forth in Schedule B-1 is true and correct and that the Issuer is deemed to have relied on such representations and warranties in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture and shall not be waived.

(b)        The Seller hereby represents and warrants that each of the representations and warranties regarding the pool of Receivables that are set forth in Schedule B-2 is true and correct and that the Issuer is deemed to have relied on such representations and warranties in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture and shall not be waived.

(c)        The Seller hereby represents and warrants that each of the following representations and warranties is true and correct and that the Issuer is deemed to have relied on such representations and warranties in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture and shall not be waived:

(i)        to the best of the Seller’s knowledge, each Receivable (a) that was originated by GM Financial was sold by GM Financial to the Seller without any fraud or misrepresentation on the part of GM Financial and (b) that was originated by a Dealer was sold by the Dealer to GM Financial and by GM Financial to the Seller without any fraud or misrepresentation on the part of such Dealer or GM Financial, respectively;

(ii)       no Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Notes;

(iii)      the Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivables or otherwise to impair the rights of the Trust, the Trustee, the Trust Collateral Agent and the Noteholders in any Receivable or the proceeds thereof. Other than the security interest granted to the Trust pursuant to this Agreement and except any other security interests that have been fully released and discharged as of the Closing Date, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Trust hereunder or that has been terminated. The Seller is not aware of any judgment, ERISA or tax lien filings against it; and

(iv)      no funds have been advanced by the Seller or anyone acting on behalf of GM Financial in order to cause any Receivable to qualify under the representation and warranty set forth as clause 20(E) of Schedule B-1.

  SECTION 3.2.        Repurchase upon Breach.

(a)        The Seller, the Servicer, the Trust Collateral Agent, the Trustee, the Trust or the Owner Trustee, as the case may be, shall inform, and any Noteholder may inform, the other parties to this Agreement (or, in the case of notice provided by the Trustee or a Noteholder, all parties of this Agreement) promptly, by notice in writing, upon the discovery of any breach of the Seller’s representations and warranties made pursuant to Section 3.1(a) that materially and adversely affects the interests of the Noteholders in any Receivable. If Noteholders representing five percent or more of the Outstanding Amount of the Controlling Class inform the Trust Collateral Agent, by notice in writing, of any breach of the Seller’s representations and warranties made pursuant to Section 3.1(a), the Trust Collateral Agent shall inform the other parties to this Agreement in the manner specified in the preceding sentence on behalf of such Noteholders. Any such notice delivered by the Servicer, the Trust Collateral Agent, the Trust, the Trustee, any Noteholder or the Owner Trustee, as the case may be, shall constitute a request by such party that the Seller repurchase the affected Receivable. As of the last day of the second (or, if the Seller so elects, the first) month following the discovery by the Seller or receipt by the Seller of notice of such breach, unless such breach is cured by such date, the Seller shall have an obligation to repurchase any Receivable in which the interests of the Noteholders are materially and adversely affected by any such breach as of such date. The “second month” shall mean the month following the month in which discovery occurs or notice is given, and the “first month” shall mean the month in which discovery occurs or notice is given. In consideration of and simultaneously with the repurchase of the Receivable, the Seller shall remit, or cause GM Financial to remit, to the Collection Account the Purchase Amount in the manner specified in Section 5.6(a) and the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Trust Collateral Agent, the Trustee or the Noteholders with respect to a breach of representations and warranties pursuant to Section 3.1(a) and the agreement contained in this Section shall be the repurchase of Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the obligation of GM Financial to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. None of the Owner Trustee, the Trust Collateral Agent or the Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller, the Seller shall indemnify the Trust, the Trustee, the Trust Collateral Agent and the officers, directors, agents and employees thereof, and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach.

(b)        Pursuant to Section 2.1 of this Agreement, the Seller conveyed to the Trust all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement including the Seller’s rights under the Purchase Agreement and the delivery requirements, representations and warranties and the cure or repurchase obligations of GM Financial thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of GM Financial under the Purchase Agreement. Any purchase by GM Financial pursuant to the Purchase Agreement shall be deemed a purchase by the Seller pursuant to this Section 3.2 and the definition of Purchased Receivable.

  SECTION 3.3.        Custody of Receivable Files.

(a)        In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Trust Collateral Agent hereby revocably appoints the Custodian, and the Custodian hereby accepts such appointment, to act as the agent of the Trust Collateral Agent as custodian of the following documents or instruments in its possession or control (the “Receivable Files”) which shall be delivered to the Custodian as agent of the Trust Collateral Agent on or before the Closing Date (with respect to each Receivable):

(i)        The fully executed original (or with respect to “electronic chattel paper”, the authoritative copy) of the Contract; and

(ii)        The Lien Certificate (when received), and otherwise such documents, if any, that GM Financial keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of GM Financial or an Originating Affiliate (which may be accomplished by the use of a properly registered “doing business as” (“DBA”) name in the applicable jurisdiction) as first lienholder or secured party (including any Lien Certificate received by GM Financial), or, if such Lien Certificate has not yet been received, a copy of the application therefor or other documentation (which may include a dealer guaranty) that indicates that GM Financial has commenced procedures that will result in such Lien Certificate showing GM Financial or an Originating Affiliate (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) as secured party.

The Receivable Files are constructively delivered to the Trust Collateral Agent, as pledgee of the Issuer pursuant to the Indenture, and the Custodian hereby, as of the Closing Date, acknowledges receipt of the Receivable File for each Receivable listed in Schedule A hereto. No initial review or any periodic review of the Receivable Files by the Issuer, the Owner Trustee, the Trustee or the Trust Collateral Agent is required.

(b)        If the Trust Collateral Agent, or its agent, as the case may be, is acting as the Custodian pursuant to Section 3.12, the Trust Collateral Agent, or its agent, as the case may be, shall be deemed to have assumed the obligations of the Custodian (except for any liabilities incurred by the predecessor Custodian) specified in this Agreement until such time as a successor Custodian has been appointed. Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 4.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer; provided, that no such certificate will be required to be delivered for so long as GM Financial is the Servicer. Upon the sale of any Receivable pursuant to Section 4.3(c), the Servicer (if GM Financial is not the Servicer) will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such sale which are required to be deposited in the Collection Account pursuant to Section 4.3(c) have been so deposited) and shall request delivery of the Receivable and Receivable File to the purchaser of such Receivable. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Servicer; provided, that no such written request shall be required for so long as GM Financial is the Servicer. The Servicer’s receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable is repurchased as described in Section 3.2, 4.2, 4.4(c) or 4.7.

(c)        The authoritative copy of each Contract that constitutes or evidences a Receivable which is “electronic chattel paper” (within the meaning of the UCC) will be maintained by an Electronic Chattel Paper Sub-Custodian on behalf of the Custodian for the benefit of the Trust Collateral Agent. The Custodian will confirm that the authoritative copy of each Contract that constitutes or evidences a Receivable which is “electronic chattel paper” does not have any marks or notations indicating it has been pledged, assigned or otherwise conveyed to any Person other than the Trust Collateral Agent. The Custodian will confirm that each Contract which is “electronic chattel paper” has been established in a manner such that (i) all copies or revisions that add or change an identified assignee of the authoritative copy of each such Contract must be made with the participation of the Custodian on behalf of the Trust Collateral Agent and (ii) all revisions of the authoritative copy of each such Contract must be readily identifiable as an authorized or unauthorized revision.

(d)        The Servicer hereby agrees that upon any appointment of a successor Servicer hereunder it shall take all necessary action to transfer all of its control of any Receivables consisting of electronic chattel paper to the applicable successor Servicer (including the transfer of such electronic chattel paper to a separate electronic vault at each Electronic Chattel Paper Sub-Custodian controlled by such successor Servicer or to a separate electronic vault at such successor Servicer or export of the electronic chattel paper from the applicable electronic vault and delivery of physical copies of exported Contracts to the successor Servicer).

(e)        In its capacity as Custodian, the Servicer confirms that it is acting solely as agent of the Trust Collateral Agent with respect to the Receivables which are electronic chattel paper.

  SECTION 3.4.        Maintenance and Safekeeping of the Receivable Files. The Custodian will accurately maintain and keep current the Receivable Files, including any computer systems on which the Receivable Files are electronically stored, all in a manner that will permit the Servicer and the Issuer to comply with this Agreement and the Trust Collateral Agent to comply with the Indenture. The Custodian will act with reasonable care, using that degree of skill and attention that the Custodian would exercise with respect to files relating to comparable automotive or other receivables that it services or holds for itself or others. The Custodian shall promptly report to the Trust Collateral Agent in writing any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

  SECTION 3.5.        Location of Receivable Files. The Custodian will maintain the Receivable Files in the United States in such a manner as to permit retrieval thereof and access thereto in the manner contemplated by this Agreement. The Custodian’s records will at all times indicate that it is holding the Receivable Files on behalf of the Trust, separate from any other instruments and files that it holds.

  SECTION 3.6.        Access to Records. The Custodian shall, subject only to the Custodian’s security requirements applicable to its own employees and agents having access to similar records held by the Custodian, which requirements shall be consistent with the practices it exercises with respect to similar files and records relating to comparable automotive or other receivables that it holds for itself or others, and at such times as may be reasonably imposed by the Custodian, permit only the Noteholders and the Trust Collateral Agent or their duly authorized representatives, attorneys or auditors to inspect, at the Servicer’s expense, the Receivable Files and the related accounts, records, and computer systems maintained by the Custodian pursuant hereto at such times as the Noteholders or the Trust Collateral Agent may reasonably request.

  SECTION 3.7.        Advice of Counsel. The Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable federal or State law.

  SECTION 3.8.        Administration; Reports. The Custodian shall, in general, attend to all non-discretionary details in connection with maintaining custody of the Receivable Files on behalf of the Trust Collateral Agent. In addition, the Custodian shall assist the Trust Collateral Agent generally in the preparation of any routine reports to Noteholders or to regulatory bodies, to the extent necessitated by the Custodian’s custody of the Receivable Files.

  SECTION 3.9.        Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Trust Collateral Agent. Such instructions may be general or specific in terms. A copy of any such instructions shall be furnished by the Trust Collateral Agent to the Trustee (if they are separate entities) and the Issuer.

  SECTION 3.10.       Custodian Fee. For its services under this Agreement, the Custodian shall be entitled to reasonable compensation to be paid by the Servicer.

  SECTION 3.11.       Indemnification by the Custodian. The Custodian agrees to indemnify the Issuer, the Owner Trustee, the Trust Collateral Agent and the Trustee for any and all liabilities, obligations, losses, damage, payments, costs or expenses of any kind whatsoever (including the fees and expenses of counsel) that may be imposed on, incurred or asserted against the Issuer, the Owner Trustee, the Trust Collateral Agent and the Trustee and their respective officers, directors, employees, agents, attorneys and successors and assigns as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Receivable Files; provided, however, that the Custodian shall not be liable for any portion of any such liabilities, obligations, losses, damages, payments or costs or expenses due to the Issuer’s, the Owner Trustee’s, the Trust Collateral Agent’s or the Trustee’s or the officers’, directors’, employees’ and agents’ thereof own willful misfeasance, bad faith or gross negligence. In no event shall the Custodian be liable to any third party for acts or omissions of the Custodian.

  SECTION 3.12.      Effective Period and Termination of Custodian. GM Financial’s appointment as custodian is effective as of the Cutoff Date and will continue until terminated pursuant to this Section 3.12. So long as GM Financial is serving as Custodian, any termination of GM Financial as Servicer hereunder shall terminate GM Financial as Custodian. As soon as practicable after termination of its appointment as custodian, the Custodian shall deliver, at the Custodian’s expense, the Receivable Files to the Trust Collateral Agent on behalf of the Noteholders at such place or places as the Trust Collateral Agent may designate, and the Trust Collateral Agent, or its agent, as the case may be, shall act as custodian for such Receivable Files on behalf of the Noteholders until such time as a successor custodian has been appointed. If, within seventy-two (72) hours after the termination of this Agreement, the Custodian has not delivered the Receivable Files in accordance with the preceding sentence, the Trust Collateral Agent may enter the premises of the Custodian and remove the Receivable Files from such premises.

  SECTION 3.13.        Dispute Resolution.

(a)        If the Servicer, the Trust, the Owner Trustee, the Trustee, the Trust Collateral Agent, a Noteholder or the Trust Collateral Agent on behalf of certain Noteholders in accordance with the following sentence (the “Requesting Party”) requests that the Seller and/or GM Financial repurchase a Receivable due to an alleged breach of a representation and warranty in Section 5.1 of the Purchase Agreement or in Section 3.2(a) hereof (each, a “Repurchase Request”), and the Repurchase Request has not been resolved within one hundred eighty (180) days of the receipt of notice of the Repurchase Request by the Seller or GM Financial, as the case may be (which resolution may take the form of a repurchase of the related Receivable by the Seller or GM Financial, as applicable, a withdrawal of the related Repurchase Request by the related Requesting Party or a cure of the condition that led to the related breach in the manner set forth herein or in the Purchase Agreement, as applicable), the Requesting Party may refer the matter, in its sole discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. Noteholders representing five percent or more of the Outstanding Amount of the Controlling Class may direct the Trust Collateral Agent, by notice in writing, in relation to any matter described in the preceding sentence, to initiate either mediation (including non-binding arbitration) or binding third-party arbitration, as directed by such Noteholders, on behalf of such Noteholders. The Requesting Party must start the mediation or arbitration proceeding according to the ADR Rules of the ADR Organization within ninety (90) days following the date on which the Form 10-D is filed that relates to the Collection Period during which the related 180-day period ended. The Seller and GM Financial agree to participate in the dispute resolution method selected by the Requesting Party.

(b)        If the Requesting Party selects mediation for dispute resolution:

(i)        The mediation will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section 3.13(b), the procedures in this Section 3.13(b) will control.

(ii)       A single mediator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

(iii)     The mediation will start within fifteen (15) Business Days after the selection of the mediator and conclude within thirty (30) days after the start of the mediation.

(iv)     Expenses of the mediation will be allocated to the parties as mutually agreed by them as part of the mediation.

(v)      If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Repurchase Request to arbitration under this Section 3.13.

(c)        If the Requesting Party selects arbitration for dispute resolution:

(i)        The arbitration will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for arbitration stated in this Section 3.13(c), the procedures in this Section 3.13(c) will control.

(ii)       A single arbitrator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The arbitrator must be an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters. The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration. Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule.    The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(iii)      The arbitrator will have the authority to schedule, hear and determine any motions, according to New York law, and will do so at the motion of any party. Discovery will be completed with thirty (30) days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than sixty (60) days after selection of the arbitrator and will proceed for no more than six (6) consecutive Business Days with equal time allocated to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.

(iv)      The arbitrator will make its final determination no later than ninety (90) days after its selection. The arbitrator will resolve the dispute according to the terms of this Agreement and the Basic Documents, and may not modify or change this Agreement or the Basic Documents in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them. In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expense of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction.

(v)       By selecting arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(vi)        The Requesting Party may not bring a putative or certificated class action to arbitration. If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.

(d)        For each mediation or arbitration:

(i)        Any mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or at another location selected by the Seller or GM Financial. Any party or witness may participate by teleconference or video conference.

(ii)        The Seller, GM Financial and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

(iii)        Neither the Seller nor GM Financial will be required to produce personally identifiable customer information for purposes of any mediation or arbitration. The existence and details of any unresolved Repurchase Request, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding will be confidential, privileged and inadmissible for any purpose in any other mediation, arbitration, litigation or other proceeding. The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party’s attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section 3.13), except as required by law, regulatory requirement or court order. If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information.

ARTICLE IV

Administration and Servicing of Receivables

  SECTION 4.1.        Duties of the Servicer. The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sale contracts or promissory notes and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as GM Financial is the Servicer, it shall substantially comply with the Servicing Policies and Procedures. The Servicer’s duties shall include, without limitation, collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment invoices to Obligors, reporting any required tax information to Obligors, monitoring the collateral, accounting for collections and furnishing monthly and annual statements to the Trust Collateral Agent and the Trustee with respect to distributions, and performing the other duties specified herein.

The Servicer, or if GM Financial is no longer the Servicer, GM Financial, at the request of the Servicer, shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except in accordance with the Servicer’s customary practices.

The Servicer is hereby authorized to commence, in its own name or in the name of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trust Collateral Agent and the Owner Trustee shall furnish the Servicer with any limited powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

As set forth in Section 9.3, in the event the Servicer fails to perform its obligations hereunder, the successor Servicer shall be responsible for the Servicer’s duties in this Agreement as if it were the Servicer, provided that the successor Servicer shall not be liable for the Servicer’s breach of its obligations.

  SECTION 4.2.        Collection of Receivable Payments; Modifications of Receivables.

(a)    Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto, including directing the Issuer to sell the Receivables pursuant to Section 4.3(c). The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

(b)        The Servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any Receivable in accordance with its Servicing Policies and Procedures; provided, however, that if the Servicer (i) extends a Receivable beyond the Collection Period immediately preceding the latest Final Scheduled Distribution Date, or (ii) reduces the Amount Financed or APR with respect to any Receivable, it will repurchase such Receivable in the manner provided in Section 3.2 if such change in the Receivable would materially and adversely affect the interests of the Noteholders, unless the Servicer is required to take such action by law (including, without limitation, by the Servicemembers Civil Relief Act) or court order.

(c)        Subject to the proviso of the first sentence in Section 4.2(b), the Servicer or its Affiliates may engage in any marketing practice or promotion of any sale of any products, goods or services to Obligors with respect to the Receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the Receivables, prepayments or faster or slower timing of the payment of the Receivables.

(d)        The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Collection Account as soon as practicable, but in no event later than the second (2nd) Business Day after receipt thereof; provided, however, that if the Monthly Remittance Condition is satisfied, then the Servicer shall not be required to deposit into the Collection Account all payments by or on behalf of the Obligors received directly by the Servicer until noon, New York City time, on the Business Day prior to the Distribution Date immediately following receipt thereof. (For purposes of the preceding sentence, “receipt” of a payment shall mean the initial deposit thereof in the Servicer’s bank account.)

(e)        [Reserved].

(f)        GM Financial shall not cause or permit the substitution of the Financed Vehicle relating to a Receivable unless: (i) the substitution is a replacement of the Financed Vehicle originally financed under the related Receivable; (ii) the Financed Vehicle originally financed under the related Receivable was either (x) insured under an Insurance Policy as required under Section 4.4(a) at the time of a casualty loss that is treated as a total loss under such Insurance Policy, (y)

deemed to be a “lemon” pursuant to applicable State law and repurchased by the related Dealer or (z) the subject of an order by a court of competent jurisdiction directing GM Financial to substitute another vehicle under the related Receivable; (iii) the related Receivable is not more than thirty (30) days delinquent; (iv) the Obligor is deemed to be in “good standing” by the Servicer and is not in breach of any requirement under the related Receivable; (v) the replacement Financed Vehicle has a book value (N.A.D.A.) at least equal to the book value (N.A.D.A.) of the Financed Vehicle that is being replaced, measured immediately before the casualty loss or replacement by the Dealer and (vi) as of the date of such substitution, the replacement Financed Vehicle’s mileage is no greater than the mileage on the Financed Vehicle that is being replaced; provided, however, that if the substitution is made pursuant to clause (ii)(z), above, clauses (iii) through (vi) inclusive, shall not be applicable. GM Financial shall not cause or permit the substitution of Financed Vehicles relating to Receivables having an original aggregate Principal Balance greater than two percent (2%) of the Original Pool Balance, (the “Substitution Limit”). In the event that the Substitution Limit is exceeded for any reason, (i) GM Financial shall, on or before the next following Accounting Date, repurchase a sufficient number of such Receivables to cause the aggregate original Principal Balances of such Receivables to be less than the Substitution Limit or (ii) if GM Financial is not the Servicer and the Servicer has caused substitutions to be made hereunder pursuant to the circumstances described in clause (ii)(x), above, the Servicer shall, on or before the next following Accounting Date, repurchase a sufficient number of such Receivables to cause the aggregate original Principal Balances of such Receivables to be less than the Substitution Limit.

  SECTION 4.3.        Realization upon Receivables.

(a)        In addition to the Servicer’s ability to direct the Issuer to sell Receivables pursuant to Section 4.3(c), and consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable; provided, however, that the Servicer may elect not to repossess a Financed Vehicle if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance or if it instead elects to direct the Issuer to sell the Receivables pursuant to Section 4.3(c). The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it expects in its sole discretion, that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof (or, if the Monthly Remittance Condition is satisfied, by no later than noon, New York City time, on the Business Day prior to the Distribution Date immediately following receipt thereof). The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 4.2(d)) to the extent of such expenses. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

(b)        If the Servicer, or if GM Financial is no longer the Servicer, GM Financial at the request of the Servicer, elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer, or to GM Financial at the request of the Servicer, of the rights under such Dealer Agreement or Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer or GM Financial, as appropriate, may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Owner Trustee and/or the Trust Collateral Agent, at GM Financial’s expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name or the name of the Seller or of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders. All amounts recovered shall be remitted directly by the Servicer as provided in Section 4.2(d).

(c)        Consistent with the standards, policies and procedures required by this Agreement, the Servicer may use its best efforts to locate a third-party purchaser that is not affiliated with the Servicer, the Seller or the Issuer to purchase from the Issuer any Receivable that has become more than sixty (60) days delinquent, and shall have the right to direct the Issuer to sell any such Receivable to the third-party purchaser; provided, that no more than 20% of the number of Receivables in the pool as of the Cutoff Date may be sold by the Issuer pursuant to this Section 4.3(c) in the aggregate; provided further, that the Servicer may elect to not direct the Issuer to sell a Receivable that has become more than sixty (60) days delinquent if in its good faith judgment the Servicer determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. In selecting Receivables to be sold to a third-party purchaser pursuant to this Section 4.3(c), the Servicer shall use commercially reasonable efforts to locate purchasers for the most delinquent Receivables first. In any event, the Servicer shall not use any procedure in selecting Receivables to be sold to third-party purchasers which is materially adverse to the interest of the Noteholders. The Issuer shall sell each Sold Receivable for the greatest market price possible; provided, however, that aggregate Sale Amounts received by the Issuer for all Receivables sold to a single third-party purchaser on a single date must be at least equal to the sum of the Minimum Sale Prices for all such Receivables. The Servicer shall remit or cause the third-party purchaser to remit all sale proceeds from the sale of Receivables to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

SECTION 4.4.        Insurance.

(a)        The Servicer shall require, in accordance with the Servicing Policies and Procedures, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in Paragraph 18 of Schedule B-1 hereto. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming GM Financial or an Originating Affiliate (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in such Paragraph 18 (including, without limitation, during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with the Servicing Policies and Procedures. The Servicer may maintain a vendor’s single interest or other collateral protection insurance policy with respect to all Financed Vehicles (“Collateral Insurance”) which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. The Servicer shall cause itself or an Originating Affiliate, and may cause the Trust Collateral Agent (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction), to be named as named insured under all policies of Collateral Insurance. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer.

(b)        The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the Insurance Policy, the premiums for such insurance (such insurance being referred to herein as “Force-Placed Insurance”). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Net Liquidation Proceeds with respect to the Receivable, as provided in Section 4.4(c).

(c)        In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Notes and the Certificate. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid Scheduled Receivables Payments and then to the Insurance Add-On Amount. Net Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Trust for the Purchase Amount on any subsequent Determination Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.

(d)        The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Issuer and/or the Trust Collateral Agent, at the Servicer’s expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders.

  SECTION 4.5.        Maintenance of Security Interests in Vehicles.

(a)        Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trust Collateral Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle’s certificate of title, or without fulfilling any additional administrative requirements under the laws of the State in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that the designation of GM Financial or an Originating Affiliate (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) as the secured party on the Lien Certificate is in its capacity as Servicer as agent of the Trust.

(b)        Upon the occurrence of a Servicer Termination Event, the Servicer or the successor Servicer (if no successor Servicer has been appointed, then the Trust Collateral Agent) shall take or cause to be taken such action as may, in the Opinion of Counsel to the Majority Noteholders, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the Opinion of Counsel to the Majority Noteholders, be necessary or prudent.

GM Financial hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. GM Financial hereby appoints the Trust Collateral Agent as its attorney-in-fact to take any and all steps required to be performed by GM Financial pursuant to this Section 4.5(b) (it being understood that and agreed that the Trust Collateral Agent shall have no obligation to take such steps with respect to all perfection or reperfection, except as pursuant to the Basic Documents to which it is a party and to which GM Financial has paid all expenses), including execution of Lien Certificates or any other documents in the name and stead of GM Financial (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction), and the Trust Collateral Agent hereby accepts such appointment.

SECTION 4.6.        Covenants of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following covenants on which the Trust Collateral Agent relies in accepting the Receivables and on which the Trustee relies in authenticating the Notes.

(a)        The Servicer covenants as follows:

  (i)        Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

  (ii)      No Impairment. The Servicer shall do nothing to impair the rights of the Trust or the Noteholders in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or the Other Conveyed Property except as otherwise expressly provided herein;

  (iii)      No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2; and

  (iv)      Restrictions on Liens. The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trust Collateral Agent for the benefit of the Noteholders and the restrictions on transferability imposed by this Agreement or (B) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names GM Financial or the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trust Collateral Agent, for the benefit of the Noteholders.

  SECTION 4.7.      Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, a Responsible Officer of the Trust Collateral Agent, the Owner Trustee or a Responsible Officer of the Trustee of a breach of any of the covenants set forth in Sections 3.4, 3.5, 3.6, 4.5(a) or 4.6 that materially and adversely affects the interests of the Noteholders in any Receivable (including any Liquidated Receivable), the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of GM Financial as Servicer under this Section. As of the second

Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 3.4, 3.5, 3.6, 4.5(a) or 4.6 which materially and adversely affects the interests of the Noteholders in any Receivable (including any Liquidated Receivable) (or, at GM Financial’s election, the first Accounting Date so following) or the related Financed Vehicle, GM Financial shall, unless such breach shall have been cured in all material respects, purchase from the Trust the Receivable affected by such breach and, on the related Determination Date, GM Financial shall pay the related Purchase Amount. It is understood and agreed that the obligation of GM Financial to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against GM Financial for such breach available to the Noteholders, the Issuer, the Owner Trustee or the Trust Collateral Agent; provided, however, that GM Financial shall indemnify the Trust, the Owner Trustee, the Trust Collateral Agent, the Trustee and the Noteholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach.

  SECTION 4.8.        Total Servicing Fee; Payment of Certain Expenses by Servicer. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Base Servicing Fee and any Supplemental Servicing Fee for the related Collection Period (together, the “Servicing Fee”) pursuant to Section 5.7. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to the Noteholders and all other fees and expenses of the Owner Trustee, the Trust Collateral Agent or the Trustee; provided, however, the Servicer shall not be required to pay taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification unless such taxes and claims are expressly stated to be for the account of GM Financial). The Servicer shall be liable for the fees and expenses of the Owner Trustee, the Trust Collateral Agent, the Trustee, the Custodian and the Independent Accountants. Notwithstanding the foregoing, if the Servicer shall not be GM Financial, a successor to GM Financial as Servicer permitted by Section 9.3 shall not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification, or the fees and expenses referred to above.

  SECTION 4.9.        Servicer’s Certificate and Asset-Level Information.

(a)        Servicer’s Certificate. No later than noon Eastern time on each Determination Date, the Servicer shall deliver (electronic delivery being acceptable) to the Trustee, the Owner Trustee and the Trust Collateral Agent the monthly Servicer’s Certificate. The Servicer will also deliver the Servicer’s Certificate to each Rating Agency on the same date the Servicer’s Certificate is publicly available (provided that if the Servicer’s Certificate is not made publicly available, the Servicer will deliver it to each Rating Agency no later than the 25th of each month (or if not a Business Day, the next succeeding Business Day)). Each Servicer’s Certificate will be executed by a Responsible Officer of the Servicer and contain among other things: (i) all information necessary to enable the Trust Collateral Agent to make the distributions required by Sections 5.7(a) and 5.7(b), (ii) a listing of all Purchased Receivables and Sold Receivables purchased by the Servicer or sold by the Issuer as of the related Accounting Date, identifying the Receivables so purchased by the Servicer or sold by the Issuer, (iii) all information necessary to enable the Trust Collateral Agent to make such statements available to Noteholders as required by Section 5.9 and (iv) solely in the case of the first monthly Servicer’s Certificate, the disclosure required by Rule 4(c)(1)(ii) of Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”). Receivables purchased by the Servicer or by the Seller on the related Accounting Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables).

(b)        Asset-Level Information. On or before the 15th day following each Distribution Date, the Servicer will prepare a Form ABS-EE, including an asset data file and asset-related document containing the asset-level information for each Receivable for the prior Collection Period as required by Item 1A of Form 10-D.

  SECTION 4.10.      Annual Statement as to Compliance, Notice of Servicer Termination Event.

(a)        To the extent required by Section 1123 of Regulation AB, the Servicer, shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent and each Rating Agency, on or before March 31 (or ninety (90) days after the end of the Issuer’s fiscal year, if other than December 31) of each year (regardless of whether the Seller has ceased filing reports under the Exchange Act), beginning on March 31, 2022, an officer’s certificate signed by any Responsible Officer of the Servicer, dated as of December 31 of the previous calendar year, stating that (i) a review of the activities of the Servicer during the preceding calendar year (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such period, or, if there has been a failure to fulfill any such obligation in any material respect, identifying each such failure known to such officer and the nature and status of such failure.

(b)        The Seller or the Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Servicer or the Seller (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any clause of Section 9.1.

(c)        The Servicer will deliver to the Issuer, on or before March 31 of each year, beginning on March 31, 2022, a report regarding the Servicer’s assessment of compliance with certain minimum servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(d)        To the extent required by Regulation AB, the Servicer will cause any affiliated servicer or any other party deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB to provide to the Issuer, on or before March 31 of each year, beginning on March 31, 2022, a report regarding such party’s assessment of compliance with certain minimum servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(e)        The Bank of New York Mellon acknowledges, in its capacity as Trust Collateral Agent under this Agreement and in its capacity as Trustee under the Basic Documents, that to the extent it is deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB, it will take any such action as outlined in the Item 1122 Letter Agreement to ensure compliance with the requirements of Section 4.10(d) and Section 4.11(b) hereof and with Item 1122 of Regulation AB. Such required documentation will be delivered to the Servicer by March 15 of each calendar year.

  SECTION 4.11.      Annual Independent Public Accountants’ Reports.

(a)        The Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or its Affiliates, to deliver to the Trustee, the Owner Trustee and the Trust Collateral Agent, on or before March 31 (or ninety (90) days after the end of the Issuer’s fiscal year, if other than December 31) of each year, beginning on March 31, 2022, a report, dated as of December 31 of the preceding calendar year, addressed to the board of directors of the Servicer, providing its attestation report on the servicing assessment delivered pursuant to Section 4.10(c), including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(b)        Each party required to deliver an assessment of compliance described in Section 4.10(d) shall cause Independent Accountants, who may also render other services to such party or its Affiliates, to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent and the Servicer, on or before March 31 (or 90 days after the end of the Issuer’s fiscal year, if other than December 31) of each year, beginning on March 31, 2022, a report, dated as of December 31 of the preceding calendar year, addressed to the board of directors of such party, providing its attestation report on the servicing assessment delivered pursuant to Section 4.10(d), including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(c)        The Servicer shall cause a firm of Independent Accountants, who may also render other services to the Servicer or to the Seller, (1) to deliver to the Trustee, the Owner Trustee and the Trust Collateral Agent, on or before April 30 (or one hundred twenty (120) days after the end of the Servicer’s fiscal year, if other than December 31) of each year, beginning on April 30, 2022, with respect to the twelve months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate (which period shall not be less than six months)), a copy of the Form 10-K filed with the Commission for General Motors Financial Company, Inc., which filing includes a statement that such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; provided, however, that to the extent that the Servicer or an Affiliate of the Servicer makes such information publicly available, the requirement under this Section 4.11(c) shall be deemed satisfied, and (2) upon request of the Trustee, the Owner Trustee or the Trust Collateral Agent, to issue an acknowledgement to the effect that such firm has audited the books and records of General Motors Financial Company, Inc., in which the Servicer is included as a consolidated subsidiary, and issued its report pursuant to item (1) of this section and that the accounting firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants

  SECTION 4.12.      Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Owner Trustee and the Trust Collateral Agent reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

ARTICLE V

Trust Accounts; Distributions; Statements to Noteholders

  SECTION 5.1.        Establishment of Trust Accounts.

(a)        (i)        The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders. The Collection Account shall initially be established with the Trust Collateral Agent.

(ii)        The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders. The Note Distribution Account shall initially be established with the Trust Collateral Agent.

(iii)      The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders. The Reserve Account shall initially be established with the Trust Collateral Agent.

(b)      Funds on deposit in the Collection Account, the Reserve Account and the Note Distribution Account (collectively, the “Trust Accounts”) shall be invested by the Trust Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). Absent receipt of such written investment direction from the Servicer, funds on deposit in the Trust Accounts shall be held uninvested. All such Eligible Investments shall be held by or on behalf of the Trust Collateral Agent for the benefit of the Noteholders. Other than as permitted by the Rating Agencies, funds on deposit in any Trust Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date. All Eligible Investments will be held to maturity. Each institution at which the relevant Trust Account is maintained shall invest the funds therein as directed in writing by the Servicer in Eligible Investments. The Servicer acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each such investment or the Trust Collateral Agent’s receipt of a broker confirmation. The Servicer agrees that such notifications will not be provided by the Trust Collateral Agent hereunder, and the Trust Collateral Agent shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement need be made available if no activity has occurred in the relevant Trust Account during such period.

(c)        All Investment Earnings of moneys deposited in each Trust Account shall be deposited (or caused to be deposited) in the Collection Account on each Distribution Date by the Trust Collateral Agent and applied as Available Funds on such Distribution Date, and any loss resulting from such investments shall be charged to the related Trust Account. The Servicer will not direct the Trust Collateral Agent to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trust Collateral Agent to make any such investment, if requested by the Trust Collateral Agent, the Servicer shall deliver to the Trust Collateral Agent an Opinion of Counsel, acceptable to the Trust Collateral Agent, to such effect.

(d)        The Trust Collateral Agent shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trust Collateral Agent’s negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trust Collateral Agent, in its commercial capacity as principal obligor and not as Trust Collateral Agent or as Trustee, in accordance with their terms.

(e)        If (i) the Servicer shall have failed to give investment directions in writing for any funds on deposit in the Trust Accounts to the Trust Collateral Agent by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and the Trust Collateral Agent) on any Business Day; or (ii) a Default or Event of Default shall have occurred and is continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or received from the Trust Property are being applied as if there had not been such a declaration; then the Trust Collateral Agent shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in accordance with the instructions outlined in the most recent investment direction letter between the Servicer and the Trust Collateral Agent.

(f)        (i)        The Trust Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof for the benefit of the Noteholders and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trust Collateral Agent for the benefit of the Noteholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Trust Collateral Agent (or the Servicer on its behalf) shall within five (5) Business Days (or such longer period as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit

Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trust Collateral Agent, the Servicer shall notify the Trust Collateral Agent in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

(ii)        With respect to the Trust Account Property, the Trust Collateral Agent agrees that:

   (A)        any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trust Collateral Agent, and the Trust Collateral Agent shall have sole signature authority with respect thereto;

   (B)        any Trust Account Property that constitutes Physical Property shall be delivered to the Trust Collateral Agent in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Trust Collateral Agent or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Trust Collateral Agent;

   (C)        the “securities intermediary’s jurisdiction” for purposes of Section 8-110 of the UCC shall be the State of New York;

   (D)        any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph;

   (E)        any Trust Account Property that is an “uncertificated security” or a “security entitlement” under Article 8 of the UCC and that is not governed by clause (D) above shall be delivered to the Trust Collateral Agent in accordance with paragraph (c) or (d), if applicable, of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued registration of the Trust Collateral Agent’s (or its nominee’s) ownership of such security; and

   (F)    any cash that is Trust Account Property shall be considered a “financial asset” under Article 8 of the UCC.

(g)      The Servicer shall have the power to instruct the Trust Collateral Agent to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer and the Trust Collateral Agent to carry out their respective duties hereunder.

  SECTION 5.2.        [Reserved]

  SECTION 5.3.        Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.7(a)(i) upon certification by the Servicer of such amounts and the provision of such information to the Trust Collateral Agent. The Servicer will additionally be entitled to receive from amounts on deposit in the Collection Account with respect to a Collection Period any amounts paid by Obligors that do not relate to (i) principal and interest payments due on the Receivables and (ii) any fees or expenses related to extensions due on the Receivables.

  SECTION 5.4.        Application of Collections. All collections for the Collection Period shall be applied by the Servicer as follows:

(a)        With respect to each Receivable (other than a Purchased Receivable or a Sold Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Simple Interest Method.

(b)        All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.7(a).

  SECTION 5.5.        [Reserved].

  SECTION 5.6.        Additional Deposits.

(a)        The Servicer and the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account on the Determination Date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables and the aggregate Sale Amounts with respect to Sold Receivables.

(b)        The proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 shall be deposited in the Collection Account.

  SECTION 5.7.        Distributions.

(a)        On each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Servicer’s Certificate delivered with respect to the related Determination Date) apply or cause to be applied the sum of (x) the Available Funds (after withdrawing amounts deposited in error and Liquidation Proceeds relating to Purchased Receivables) for the related Collection Period plus (y) the Reserve Account Withdrawal Amount for such Distribution Date (such sum, the “Total Available Funds”) to distribute the following amounts from the Collection Account unless otherwise specified, to the extent of the sources of funds stated to be available therefor, and in the following order of priority:

(i)        to the Servicer, (1) the Base Servicing Fee for the related Collection Period, (2) any Supplemental Servicing Fees for the related Collection Period, (3) any amounts specified in Section 5.3 and (4), to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.3, and to the extent not retained by the Servicer, to pay to GM Financial any amounts paid by Obligors during the preceding calendar month that did not relate to (x) principal and interest payments due on the Receivables and (y) any fees or expenses related to extensions due on the Receivables;

(ii)        to each of the Trustee, the Trust Collateral Agent, the Asset Representations Reviewer and the Owner Trustee, their respective accrued and unpaid fees, expenses and indemnities (in each case, to the extent such fees, expenses or indemnities have not been previously paid by the Servicer, and provided that such fees, expenses and indemnities shall not exceed (x) $100,000 in the aggregate in any calendar year to the Owner Trustee, (y) $100,000 in the aggregate in any calendar year to the Trust Collateral Agent and the Trustee and (z) $200,000 in the aggregate in any calendar year to the Asset Representations Reviewer);

(iii)        to the Note Distribution Account for distribution to the Class A Noteholders, pari passu, the Noteholders’ Interest Distributable Amount for the Class A Notes for such Distribution Date;

(iv)        to the Note Distribution Account, for distribution as provided in paragraph (b) below, the First Priority Principal Distribution Amount;

(v)        to the Note Distribution Account for distribution to the Class B Noteholders, the Noteholders’ Interest Distributable Amount for the Class B Notes for such Distribution Date;

(vi)        to the Note Distribution Account, for distribution as provided in paragraph (b) below, the Second Priority Principal Distribution Amount;

(vii)        to the Note Distribution Account for distribution to the Class C Noteholders, the Noteholders’ Interest Distributable Amount for the Class C Notes for such Distribution Date;

(viii)        to the Note Distribution Account, for distribution as provided in paragraph (b) below, the Third Priority Principal Distribution Amount;

(ix)        to the Note Distribution Account for distribution to the Class D Noteholders, the Noteholders’ Interest Distributable Amount for the Class D Notes for such Distribution Date;

(x)        to the Note Distribution Account, for distribution as provided in paragraph (b) below, the Fourth Priority Principal Distribution Amount;

(xi)        to the Reserve Account, the Reserve Account Deposit Amount for such Distribution Date;

(xii)        to the Note Distribution Account, for distribution as provided in paragraph (b) below, the Noteholders’ Principal Distributable Amount;

(xiii)      to pay each of the Trustee, the Owner Trustee, the Trust Collateral Agent and the Asset Representations Reviewer any fees, expenses and indemnities then due to such party that are in excess of the related cap or annual limitation specified in clause (ii) above; and

(xiv)      to the Certificate Distribution Account for distribution to the Certificateholder in accordance with the Trust Agreement, the aggregate amount remaining in the Collection Account.

On any Distribution Date with respect to which no Servicer’s Certificate was delivered, to the extent there are Available Funds in the Collection Account, the Trust Collateral Agent will make payments of the Noteholders’ Interest Distributable Amounts described in (iii), (v), (vii) and (ix) above.

(b)      On each Distribution Date, the Trust Collateral Agent shall apply or cause to be applied the aggregate of the amounts described in clause (iv), (vi), (viii), (x) and (xii) of paragraph (a) above on that Distribution Date in the following order of priority:

(i)        to the Class A-1 Noteholders in reduction of the remaining principal balance of the Class A-1 Notes, until the outstanding principal balance thereof has been reduced to zero;

(ii)       to the Class A-2 Noteholders in reduction of the remaining principal balance of the Class A-2 Notes, until the outstanding principal balance thereof has been reduced to zero;

(iii)      to the Class A-3 Noteholders in reduction of the remaining principal balance of the Class A-3 Notes, until the outstanding principal balance thereof has been reduced to zero;

(iv)      to the Class A-4 Noteholders in reduction of the remaining principal balance of the Class A-4 Notes, until the outstanding principal balance thereof has been reduced to zero;

(v)       to the Class B Noteholders in reduction of the remaining principal balance of the Class B Notes, until the outstanding principal balance thereof has been reduced to zero;

(vi)      to the Class C Noteholders in reduction of the remaining principal balance of the Class C Notes, until the outstanding principal balance thereof has been reduced to zero; and

(vii)     to the Class D Noteholders in reduction of the remaining principal balance of the Class D Notes, until the outstanding principal balance thereof has been reduced to zero;

provided, however, that, (A) following an acceleration of the Notes pursuant to the Indenture, (B) the occurrence of an Event of Default pursuant to Sections 5.1(a), 5.1(b) or 5.1(d) of the Indenture or (C) the receipt of Insolvency Proceeds pursuant to Section 10.1(b), the Total Available Funds and amounts deposited in the Note Distribution Account (including any such Insolvency Proceeds) shall be paid to the Noteholders pursuant to Section 5.6(a) of the Indenture.

(c)        In the event that the Collection Account is maintained with an institution other than the Trust Collateral Agent, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Sections 5.7(a) and 5.7(b) on the related Distribution Date.

(d)        In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section 5.7. The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax attributable to the Trust (but such authorization shall not prevent the Trust Collateral Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Noteholder), the Trust Collateral Agent may in its sole discretion withhold such amounts in accordance with this clause (d). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses (including legal fees and expenses) incurred.

(e)        Distributions required to be made to Noteholders on any Distribution Date shall be made to each Noteholder of record on the preceding Record Date either by (i) wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefore, if such Noteholder shall have provided to the Note Registrar appropriate written instructions at least five (5) Business Days prior to such Distribution Date and such Holder’s Notes in the aggregate evidence a denomination of not less than $1,000,000 or (ii) by check mailed to such Noteholder at the address of such holder appearing in the Note Register. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.

(f)        Subject to Section 5.1 and this Section, monies received by the Trust Collateral Agent hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Trust Collateral Agent shall not be liable for any interest thereon.

  SECTION 5.8.        Reserve Account.

(a)        On the Closing Date, the Seller shall deposit the Specified Reserve Balance into the Reserve Account. Amounts held from time to time in the Reserve Account shall be held by the Trust Collateral Agent for the benefit of the Noteholders.

(b)        The Seller may, from time to time after the date hereof, request each Rating Agency to approve a formula for determining the Specified Reserve Balance that is different from the formula set forth herein, which may result in a decrease in the amount of the Specified Reserve Balance or change the manner by which the Reserve Account is funded. Notwithstanding any other provision of this Agreement, the use of such new formula will be deemed to be approved upon the satisfaction of the Rating Agency Condition with respect to the use of such new formula, and the Specified Reserve Balance will be determined in accordance with such new formula and this Agreement will be amended to reflect such new formula without the consent of any Noteholder.

(c)        On each Distribution Date, the Servicer shall instruct the Trust Collateral Agent (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) (A) if the amount on deposit in the Reserve Account (without taking into account any amount on deposit in the Reserve Account representing net investment earnings) is less than the Specified Reserve Balance, in which case the Trust Collateral Agent shall, after payment of any amounts required to be distributed pursuant to clauses (i) through (x) of Section 5.7(a) deposit in the Reserve Account the Reserve Account Deposit Amount pursuant to Section 5.7(a)(xi), and (B) if the amount on deposit in the Reserve Account, after giving effect to all other deposits thereto and withdrawals therefrom to be made on such Distribution Date is greater than the Specified Reserve Balance, in which case the Trust Collateral Agent shall distribute the amount of such excess as part of Available Funds on such Distribution Date.

(d)        On each Distribution Date, the Servicer shall instruct the Trust Collateral Agent (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) to withdraw the Reserve Account Withdrawal Amount from the Reserve Account and deposit such amounts in the Collection Account to be included as Total Available Funds for that Distribution Date.

(e)        Amounts properly transferred to the Certificate Distribution Account for payment to the Certificateholder pursuant to this Agreement shall not be available to the Trust Collateral Agent or the Trust for the purpose of making deposits to the Reserve Account, or making payments to the Noteholders, nor shall the Certificateholder be required to refund any amount properly received by them.

  SECTION 5.9.        Statements to Noteholders.

(a)      On or prior to each Distribution Date, the Trust Collateral Agent shall make available to each Noteholder of record a statement setting forth at least the following information as to the Notes solely to the extent such information has been received from the Servicer pursuant to Section 4.9:

(i)        the amount of such distribution allocable to principal of each Class of Notes;

(ii)       the amount of such distribution allocable to interest on or with respect to each Class of Notes;

(iii)      the required Reserve Account Withdrawal Amount or any excess released from the Reserve Account and included in Available Funds;

(iv)      the Pool Balance and Adjusted Pool Balance as of the close of business on the last day of the preceding Collection Period;

(v)       the aggregate outstanding principal amount of each Class of the Notes and the Note Pool Factor for each such Class after giving effect to payments allocated to principal reported under (i) above;

(vi)      the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Periods, as the case may be;

(vii)     the Noteholders’ Interest Carryover Amount, if any, and the change in that amount from the preceding statement;

(viii)    the Yield Supplement Overcollateralization Amount as of the opening of business on the first day of the preceding Collection Period and as of the close of business on the last day of the preceding Collection Period;

(ix)      the amount of the aggregate Realized Losses, if any, for the second preceding Collection Period; and

(x)       the aggregate Purchase Amounts for Receivables, if any, that were repurchased by the Servicer or the Seller in such period.

(b)      The Trust Collateral Agent will make available each month to each Noteholder the statements referred to in Section 5.9(a) above (and certain other documents, reports and information regarding the Receivables provided by the Servicer from time to time) via the Trust Collateral Agent’s internet website, with the use of a password provided by the Trust Collateral Agent. The Trust Collateral Agent’s internet website will be located at https://getinvestorreporting.bnymellon.com or at such other address as the Trust Collateral Agent shall notify the Noteholders from time to time. For assistance with regard to this service, Noteholders can call the Trust Collateral Agent’s technical assistance center at (800) 332-4550. The Trust Collateral Agent shall have the right to change the way the statements referred to in Section 5.9(a) above are distributed in order to make such distribution more convenient and/or more accessible to the parties entitled to receive such statements so long as such statements are only provided to the then current Noteholders. The Trust Collateral Agent shall provide notification of any such change to all parties entitled to receive such statements in the manner described in Section 12.3 hereof, Section 11.4 of the Indenture or Section 11.5 of the Indenture, as appropriate.

  SECTION 5.10.        [Reserved].

ARTICLE VI

[Reserved]

ARTICLE VII

The Seller

  SECTION 7.1.        Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Trustee and the Trust Collateral Agent may rely. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

(a)        Schedules of Representations. The representations and warranties set forth on the Schedules of Representations attached hereto as Schedule B-1 and Schedule B-2 are true and correct.

(b)        Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

(c)        Due Qualification. The Seller is duly qualified to do business as a foreign corporation, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller’s ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller’s obligations hereunder and under the Basic Documents to which the Seller is a party.

(d)        Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the Basic Documents to which the Seller is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller’s Basic Documents have been duly authorized by the Seller by all necessary corporate action.

(e)        Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Basic Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f)        No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents to which the Seller is a party and the fulfillment of the terms of this Agreement and the Basic Documents to which the Seller is a party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

(g)        No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement or any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (iv) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Notes.

(h)        Solvency. The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Receivables, nor does the Seller anticipate any pending insolvency.

(i)         No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

(j)         True Sale. The Receivables are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code, as the same may be amended from time to time.

(k)        Ordinary Course of Business. The transactions contemplated by this Agreement and the Basic Documents to which the Seller is a party are in the ordinary course of the Seller’s business.

(l)        Chief Executive Office and Principal Place of Business. The chief executive office and principal place of business of the Seller is at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102.

(m)      Investment Company Act. Neither the Seller nor the Issuer is an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act.

  SECTION 7.2.    Corporate Existence.

(a)        During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

(b)        During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

(i)        the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

(ii)      except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

(iii)     the Seller shall hold such appropriate meetings of its board of directors, or adopt resolutions pursuant to a unanimous written consent of the board of directors, as are necessary to authorize all the Seller’s corporate actions required by law to be authorized by the board of directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

(iv)     the Seller shall at all times hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from its Affiliates;

(v)      all transactions and dealings between the Seller and its Affiliates will be conducted on an arm’s-length basis; and

(vi)      the Seller shall pay from its assets all obligations and indebtedness of any kind incurred by the Seller; provided, that a stockholder may pay fees and expenses of the Seller.

  SECTION 7.3.        Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(a)        The Seller shall indemnify, defend and hold harmless the Owner Trustee, the Issuer, the Trustee and the Trust Collateral Agent and their respective officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions or activities contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Trust Collateral Agent and the Trustee and except any taxes to which the Owner Trustee, the Trust Collateral Agent or the Trustee may otherwise be subject to, without regard to the transactions contemplated hereby), including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

(b)        The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee and the Trust Collateral Agent and the officers, directors, employees and agents thereof and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller’s or the Issuer’s violation of federal or State securities laws in connection with the offering and sale of the Notes.

(c)        The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, Trustee and the Trust Collateral Agent and the officers, directors, employees and agents thereof from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misconduct, bad faith or negligence (except for errors in judgment) of the Owner Trustee, Trustee or the Trust Collateral Agent, respectively.

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Trustee or the Trust Collateral Agent and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation (including fees and expenses incurred in connection with any action or suit brought to enforce any indemnification or other obligation under the Basic Documents). If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

  SECTION 7.4.        Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1(a) shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have happened and be continuing, (ii) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent and the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Owner Trustee, the

Trust Collateral Agent and the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust Collateral Agent, the Issuer and the Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

  SECTION 7.5.        Limitation on Liability of Servicer, Seller and Others. The Servicer, the Seller and any of its respective directors or officers or employees or agents of the Servicer or the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. Neither the Servicer nor the Seller shall be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

  SECTION 7.6.        Ownership of the Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; provided, however, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents. The Seller shall notify the Owner Trustee, the Trustee and the Trust Collateral Agent with respect to any other transfer of any Certificate.

ARTICLE VIII

The Servicer

  SECTION 8.1.        Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

(a)        Representations and Warranties. The representations and warranties set forth in Schedule B-1 and Schedule B-2 are true and correct; provided, that such representations and warranties contained therein and herein shall not apply to any entity other than GM Financial;

(b)        Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

(c)        Due Qualification. The Servicer is duly qualified to do business as a foreign corporation, is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

(d)        Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the Basic Documents to which the Servicer is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer’s Basic Documents have been duly authorized by the Servicer by all necessary corporate action;

(e)        Binding Obligation. This Agreement and the Basic Documents to which the Servicer is a party shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(f)        No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents to which the Servicer is a party, and the fulfillment of the terms of this Agreement and the Basic Documents to which the Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

(g)        No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Notes;

(h)        No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

(i)        Chief Executive Office and Principal Place of Business. The chief executive office and principal place of business of the Servicer is located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102.

(j)        Office of Foreign Assets Control. The Servicer covenants and represents that (A) neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. government, (including, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively, “Sanctions”) and (B) neither it nor any of its affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Agreement, (i) to fund or facilitate any activities of or do business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or do business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

  SECTION 8.2.        Liability of Servicer; Indemnities.

(a)        The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

(b)        The Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.

(c)        The Servicer (when the Servicer is GM Financial) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions or activities contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.

(d)        The Servicer (when the Servicer is not GM Financial) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees and the Noteholders from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions or activities contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.

(e)        The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee, the Owner Trustee, the Trust Collateral Agent or the Noteholders by reason of the breach of this Agreement by the Servicer, the negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

(f)        GM Financial shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, their respective officers, directors, agents and employees and the Noteholders from and against any loss, liability or expense incurred by reason of the violation by Servicer or Seller of federal or State securities laws in connection with the registration or the sale of the Notes. This section shall survive the termination of this Agreement, or the earlier removal or resignation of the Trustee or the Trust Collateral Agent.

(g)        GM Financial shall indemnify the Trustee, the Owner Trustee, the Trust Collateral Agent and the respective officers, directors, agents and employees thereof against any and all loss, liability or expense, (including attorneys’ fees and expenses) incurred by each of them in connection with the acceptance or administration of the Trust and the performance of their duties under the Basic Documents other than if such loss, liability or expense was incurred by the Trustee, the Owner Trustee or the Trust Collateral Agent as a result of any such entity’s willful misconduct, bad faith or negligence (except for errors in judgment).

(h)        Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation (including fees and expenses incurred in connection with any action or suit brought to enforce any indemnification or other obligation under the Basic Documents). If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

(i)        When the Trustee or the Trust Collateral Agent incurs expenses after the occurrence of a Servicer Termination Event specified in Section 9.1(c) with respect to the Servicer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

  SECTION 8.3.        Merger or Consolidation of, or Assumption of the Obligations of the Servicer.

  GM Financial shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to GM Financial’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of GM Financial contained in this Agreement and shall be acceptable to the Majority Noteholders, and shall be an eligible servicer. Any corporation (a) into which GM Financial may be merged or consolidated, (b) resulting from any merger or consolidation to which GM Financial shall be a party, (c) which acquires by conveyance, transfer, or lease substantially all of the assets of GM Financial, or (d) succeeding to the business of GM Financial, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of GM Financial under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to GM Financial under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release GM Financial from any obligation. GM Financial shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Trust Collateral Agent, the Noteholders and each Rating Agency. Notwithstanding the foregoing, GM Financial shall not merge or consolidate with any other Person or permit any other Person to become a successor to GM Financial’s business, unless (x) immediately after giving effect to such transaction, no covenant made pursuant to Section 4.6 shall have been breached (for purposes hereof, such covenants shall speak as of the date of the consummation of such transaction), (y) GM Financial shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Rating Agencies an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) GM Financial shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Rating Agencies an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

  SECTION 8.4.        Limitation on Liability of Servicer and Others.

  Neither GM Financial nor any of the directors or officers or employees or agents of GM Financial shall be under any liability to the Trust or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect GM Financial or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties; provided, further, that this provision shall not affect any liability to indemnify the Trust Collateral Agent, the Trustee and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Trust Collateral Agent, the Trustee and the Owner Trustee, in their individual capacities. GM Financial and any director, officer, employee or agent of GM Financial may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

  SECTION 8.5.        Delegation of Duties. The Servicer may delegate duties under this Agreement and the Basic Documents to which it is a party to an Affiliate of the Servicer without first obtaining the consent of any Person. The Servicer also may at any time perform specific duties through sub-contractors in accordance with the Servicing Policies and Procedures. No delegation or sub-contracting by the Servicer of its duties herein in the manner described in this Section 8.5 shall relieve the Servicer of its responsibility with respect to such duties.

  SECTION 8.6.        Servicer Not to Resign. Subject to the provisions of Section 8.3, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer if the Majority Noteholders do not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trust Collateral Agent and the Owner Trustee. No resignation of the Servicer shall become effective until an entity acceptable to the Majority Noteholders shall have assumed the responsibilities and obligations of the Servicer.

ARTICLE IX

Default

  SECTION 9.1.        Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a “Servicer Termination Event”:

(a)        Any failure by the Servicer to deliver to the Trust Collateral Agent for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of five (5) Business Days after written notice is received by the Servicer from the Trust Collateral Agent (at the direction of the Majority Noteholders) or after actual knowledge of such failure by a Responsible Officer of the Servicer;

(b)        Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of Noteholders, and (ii) continues unremedied for a period of sixty (60) days after actual knowledge thereof by a Responsible Officer of the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust Collateral Agent (at the direction of the Majority Noteholders); or

(c)        An Insolvency Event with respect to the Servicer;

provided, however, that if (i) any delay or failure of performance referred to in Section 9.1(a) above shall have been caused by force majeure or other similar occurrences, the five Business Day grace period shall be extended for an additional sixty (60) calendar days and (ii) if any delay or failure of performance referred to in Section 9.1(b) above shall have been caused by force majeure or other similar occurrences, the sixty (60) day grace period shall be extended for an additional ninety (90) calendar days.

  SECTION 9.2.        Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Trust Collateral Agent may, or at the direction of the Majority Noteholders shall, by notice given in writing to the Servicer (and to the

Trust Collateral Agent if given by the Noteholders) terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificate or the Other Conveyed Property or otherwise, shall pass to, be vested in and become obligations and responsibilities of the successor Servicer appointed by the Majority Noteholders; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables and the Other Conveyed Property. The terminated Servicer shall grant the Trust Collateral Agent, the successor Servicer and the Majority Noteholders reasonable access to the terminated Servicer’s premises at the terminated Servicer’s expense.

  SECTION 9.3.        Appointment of Successor.

(a)        On and after the time the Servicer receives a notice of termination pursuant to Section 9.2 or upon the resignation of the Servicer pursuant to Section 8.6, the Controlling Party may, or at the written direction of the Majority Noteholders shall, appoint an eligible servicer as successor Servicer or may petition a court of competent jurisdiction to appoint a Person that it determines is competent to perform the duties of the Servicer hereunder as successor Servicer. Pending appointment pursuant to the preceding sentence, the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Any successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Trust Collateral Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 9.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer. If no Person has accepted its appointment as successor Servicer when the predecessor Servicer ceases to act as Servicer in accordance with Section 9.2 or Section 8.6, the Trust Collateral Agent or other eligible successor servicer appointed by the Trust Collateral Agent and who has accepted such appointment, will, without further action, be automatically appointed the successor Servicer. Notwithstanding the above, if the Trust Collateral Agent is unwilling or legally unable to act as successor Servicer, it may appoint, or petition a court of competent jurisdiction to appoint, an institution whose business includes the servicing of motor vehicle receivables, as successor Servicer. All reasonable costs and expenses incurred in connection with transferring the servicing of the Receivables to the successor Servicer and amending this agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. The Trust Collateral Agent will be released from its duties and obligations as successor Servicer on the date that a new servicer agrees to appointment as successor Servicer hereunder.

(b)        Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder or such additional compensation as the Majority Noteholders and such successor Servicer may agree on.

  SECTION 9.4.        Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer, the Trust Collateral Agent shall give prompt written notice thereof to each Noteholder and to the Seller (who shall promptly deliver such notice to the Rating Agencies).

  SECTION 9.5.        Waiver of Past Defaults. The Majority Noteholders may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Basic Documents. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE X

Termination

  SECTION 10.1.        Optional Purchase of All Receivables.

(a)        Subject to Section 10.1(a) of the Indenture, on the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance, the Servicer and the Seller each shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts; provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, and interest then due and payable on the Notes. To exercise such option, the Servicer or the Seller, as the case may be, shall deposit pursuant to Section 5.6 in the Collection Account an amount equal to the greater of (i) the amount necessary to pay the full amount of principal and interest then due and payable on the Notes and (ii) the aggregate Purchase Amount for the Receivables (including Liquidated Receivables), plus the appraised value of any other property held by the Trust, (such value to be determined by the Servicer, or if the Trust Collateral Agent has received written notice that there is a material error in the Servicer’s calculation, by an appraiser mutually agreed upon by the Servicer and the Trust Collateral Agent), and shall succeed to all interests in and to the Trust.

(b)        Upon any sale of the assets of the Trust pursuant to Section 8.1 of the Trust Agreement, the Servicer shall instruct the Trust Collateral Agent to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the “Insolvency Proceeds”) in the Collection Account.

(c)        Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Trustee, the Trust Collateral Agent and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

(d)        Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholder will succeed to the rights of the Noteholders hereunder and the Certificateholder will succeed to the rights of, and assume the obligations of, the Trust Collateral Agent pursuant to this Agreement.

ARTICLE XI

Administrative Duties of the Servicer

  SECTION 11.1.        Administrative Duties.

(a)        Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 5.4, 6.9, 8.2, 9.2, 9.3, 11.1 and 11.15 of the Indenture.

(b)        Duties with Respect to the Issuer.

(i)        In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare, file or deliver on behalf of the Issuer or the Owner Trustee or shall cause the preparation, filing or delivery by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under State and federal tax and securities laws (including any filings required pursuant to the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder), and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer. The Servicer shall monitor the activities of the Issuer to ensure the Issuer’s compliance with Section 4.6 of the Trust Agreement and shall take all action necessary to ensure that the Issuer is operated in accordance with the provisions of such section.

(ii)      Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Trust Collateral Agent in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Holder (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trust Collateral Agent pursuant to such provision.

(iii)     Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer in accordance with Section 10.11 of the Trust Agreement with respect to, among other things, tax reporting and returns, accounting and reports to Holders (as defined in the Trust Agreement); provided, however, that once prepared by the Servicer, the Owner Trustee shall retain responsibility for the distribution of any necessary Schedule K-1s, as applicable, to enable the Certificateholder to prepare its federal and State income tax returns.

(iv)      The Servicer shall perform the duties of the Servicer specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, the duties of the Servicer specified in Section 10.11 of the Trust Agreement, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

(v)        In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer’s opinion, no less favorable to the Issuer in any material respect.

(c)        Tax Matters. The Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer as are necessary for preparation of tax reports, including without limitation Form 1099. All tax returns will be signed by the Seller or the Servicer.

(d)        Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Trustee of the proposed action and the Owner Trustee (acting at the direction of the Certificateholder) and, with respect to items (i), (ii), (iii) and (iv) below, the Trustee shall not have withheld consent. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(i)        the amendment of or any supplement to the Indenture;

(ii)       the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

(iii)      the amendment, change or modification of this Agreement or any of the Basic Documents;

(iv)      the appointment of successor Note Registrars, successor Note Paying Agents and successor Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, the Note Paying Agent or the Trustee of its obligations under the Indenture; and

(v)        the removal of the Trustee or the Trust Collateral Agent.

(e)        Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (i) make any payments to the Noteholders or the Certificateholder under the Basic Documents, (ii) sell the Trust Property pursuant to Section 5.5 of the Indenture, (iii) take any other action that the Issuer directs the Servicer not to take on its behalf or (iv) in connection with its duties hereunder assume any indemnification obligation of any other Person.

(f)        No successor Servicer shall be responsible for any obligations or duties of the Servicer under this Section 11.1. Notwithstanding the foregoing or any other provision of this Agreement, GM Financial shall continue to perform the obligations of the Servicer under this Section 11.1.

  SECTION 11.2.        Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

  SECTION 11.3.        Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

  SECTION 11.4.        Review Reports. Upon the request of any Noteholder to the Servicer for a copy of any Review Report (as defined in the Asset Representations Review Agreement), the Servicer shall promptly provide a copy of such Review Report to such Noteholder; provided, that if the requesting Noteholder is not a Noteholder of record, such Noteholder must provide the Servicer with a written certification stating that it is a beneficial owner of a Note, together with supporting documentation supporting that statement (which may include, but is not limited to, a trade confirmation, an account statement or a letter from a broker or dealer verifying ownership) before the Servicer delivers such Review Report to such Noteholder; provided, further, that if such Review Report contains personally identifiable information regarding Obligors, then the Servicer may condition its delivery of that portion of the Review Report to the requesting Noteholder on such Noteholder’s delivery to the Servicer of an agreement acknowledging that such Noteholder may use such information only for the limited purpose of assessing the nature of the related breaches of representations and warranties and may not use that information for any other purpose.

ARTICLE XII

Miscellaneous Provisions

  SECTION 12.1.        Amendment.

(a)        This Agreement may be amended from time to time by the parties hereto, with the consent of the Trustee (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders, to cure any ambiguity or to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such amendments require: (i) satisfaction of the Rating Agency Condition or (ii) an Officer’s Certificate of the Servicer delivered to the Issuer, the Owner Trustee, the Trust Collateral Agent and the Trustee stating that the amendment will not materially and adversely affect the interest of any Noteholder.

(b)        This Agreement may also be amended from time to time by the parties hereto, with the consent of the Trustee, and with the consent of the Majority Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the outstanding principal amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes of each class affected thereby.

  Promptly after the execution of any such amendment or consent, the Trust Collateral Agent shall furnish written notification of the substance of such amendment or consent to each Noteholder and the Seller (who shall deliver such notification to the Rating Agencies).

  It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders shall be subject to such reasonable requirements as the Trustee or the Issuer, as applicable, may prescribe.

(c)        Prior to the execution of any amendment to this Agreement, the Owner Trustee, the Trustee and the Trust Collateral Agent shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and, with respect to any amendment to this Agreement pursuant to Section 12.1(b), the Opinion of Counsel referred to in Section 12.2(h)(i) has been delivered. The Owner Trustee, the

Trust Collateral Agent and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer’s, the Owner Trustee’s, the Trust Collateral Agent’s or the Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

  SECTION 12.2.        Protection of Title to Trust.

(a)        The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Trust Collateral Agent in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Trust Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)        Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of 9-506 of the UCC, unless it shall have given the Owner Trustee, the Trust Collateral Agent and the Trustee at least five (5) days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Trust Collateral Agent, stating either (i) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to preserve and protect such interest.

(c)        Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee, the Trust Collateral Agent and the Trustee at least sixty (60) days’ prior written notice of any relocation of its principal executive office or jurisdiction of organization if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain (i) each office from which it shall service Receivables within the United States of America or Canada, and (ii) its principal executive office within the United States of America.

(d)        The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e)        The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased or sold pursuant to this Agreement.

(f)        If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

(g)        Upon request, the Servicer shall furnish to the Owner Trustee or to the Trustee, within five (5) Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Trust.

(h)        The Servicer shall deliver to the Owner Trustee and the Trustee:

(i)        promptly after the execution and delivery of the Agreement and, if required pursuant to Section 12.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

(ii)        within one hundred twenty (120) days after the beginning of each calendar year, beginning with the first calendar year beginning more than six months after the Closing Date, an Opinion of Counsel, dated as of a date during such 120-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

  SECTION 12.3.        Notices.

(a)        All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Trustee or the Rating Agencies (upon whom any demands, notices or communications shall be provided only by the Seller or the Servicer) under this Agreement shall be in writing, personally delivered, electronically delivered, mailed by certified mail, return receipt requested, federal express or similar overnight courier service, and shall be deemed to have been duly given upon receipt (i) in the case of the Seller, to AFS SenSub Corp., 801 Cherry Street, Suite

3500, Fort Worth, Texas 76102, Attention: Chief Financial Officer, (ii) in the case of the Servicer, to GM Financial, 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Chief Financial Officer, (iii) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, (iv) in the case of the Trustee or the Trust Collateral Agent, at the applicable Corporate Trust Office of the Trustee and the Trust Collateral Agent, (v) in the case of Fitch, to Fitch Ratings, Inc., 33 Whitehall Street, New York, New York 10004, Attention: Asset Backed Surveillance, (vi) in the case of Moody’s, to Moody’s Investors Service, Inc., 7 World Trade Center at 250 Greenwich Street, Asset Finance Group, 24th Floor, New York, New York 10007 and (vii) in the case of the Asset Representations Reviewer, to ARRNotices@clayton.com and to Clayton Fixed Income Services LLC, 2638 South Falkenburg Road, Riverview, Florida 33578, Attn: SVP, with a copy to Covius Services, LLC 720 S. Colorado Blvd., Suite 200, Glendale, Colorado 80246, Attention: Legal Department. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice. Where this Agreement provides for notice or delivery of documents to the Rating Agencies, failure to give such notice or deliver such documents shall not affect any other rights or obligations created hereunder.

(b)        If GM Financial is no longer the Servicer, any successor Servicer shall provide any required Rating Agency notices to the Seller, who shall promptly provide such notice to the Rating Agencies.

  SECTION 12.4.        Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.4 and 8.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Trust Collateral Agent, the Trustee and the Majority Noteholders.

  SECTION 12.5.        Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto, the Trustee, the Owner Trustee and the Noteholders, as third-party beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

  SECTION 12.6.        Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

  SECTION 12.7.        Counterparts and Consent to Do Business Electronically. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but together they shall constitute one and the same instrument. Facsimile and .pdf signatures shall be deemed valid and binding to the same extent as the original and the parties affirmatively consent to the use thereof, with no such consent having been withdrawn. Each party agrees that this Agreement and any documents to be delivered in connection with this Agreement may be executed by means of an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable. Any electronic signatures appearing on this Agreement and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

  SECTION 12.8.        Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

  SECTION 12.9.        Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 12.10.      Assignment to Trust Collateral Agent. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trust Collateral Agent pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables listed in Schedule A hereto and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Trust Collateral Agent.

  SECTION 12.11.      Nonpetition Covenants.

(a)        Notwithstanding any prior termination of this Agreement, the Servicer, the Seller and the Trust Collateral Agent shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b)        Notwithstanding any prior termination of this Agreement, neither the Servicer nor the Trust Collateral Agent shall, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or State bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

  SECTION 12.12.      Limitation of Liability of Owner Trustee and Trust Collateral Agent

(a)        It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Agreement and (v) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

(b)        Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by The Bank of New York Mellon, not in its individual capacity but solely as Trust Collateral Agent and in no event shall The Bank of New York Mellon have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(c)        Neither the Owner Trustee nor the Trust Collateral Agent shall have any duty, responsibility or obligation to (or liability for failing to) monitor, supervise, confirm, verify, notify regarding or otherwise enforce the requirements or commitments applicable to any Person arising under, related to or otherwise in connection with any provision of this Agreement or any law, rule or regulation in connection with risk retention.

(d)        In no event shall The Bank of New York Mellon, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Act, common law, or the Trust Agreement or of the Servicer hereunder (unless it is acting as successor Servicer hereunder or is recording, registering, filing, re-recording, re-filing, or re-registering any financing statement, continuation statement or other instrument required by the Trust Collateral Agent pursuant to Section 3.5 of the Indenture or is taking any action to perfect or re-perfect the security interests in the financed vehicles pursuant to Section 4.5(b)).

(e)        The Trustee and the Trust Collateral Agent have the same rights, protections and immunities hereunder as they have under the Indenture as if such rights, protections and immunities were expressly set forth herein mutatis mutandis.

  SECTION 12.13.      Trust Collateral Agent to Report Repurchase Demands due to Breaches of Representations and Warranties. The Trust Collateral Agent will (a) notify the Servicer, GM Financial and the Seller, as soon as practicable and in any event within five (5) Business Days and in the manner set forth for providing notices hereunder, of all demands or requests communicated (in writing or orally) to the Trustee or the Trust Collateral Agent for the repurchase of any Receivable pursuant to Section 5.1 of the Purchase Agreement or Section 3.2, (b) promptly upon request by the Servicer, GM Financial or the Seller, provide to them any other information reasonably requested to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB, and (c) if requested by the Servicer, GM Financial or the Seller, provide a written certification no later than fifteen (15) days following any calendar quarter or calendar year that The Bank of New York Mellon has not received any repurchase demands for such period, or if repurchase demands have been received during such period, that the Trust Collateral Agent has provided all the information reasonably requested under clause (b) above with respect to such demands. In no event will the Trust Collateral Agent or the Issuer have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

  SECTION 12.14.      Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Trust Collateral Agent, the Trustee or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement or any Basic Document, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

  SECTION 12.15.      No Joint Venture. Nothing contained in this Agreement (a) shall constitute the Servicer and any of the Issuer, the Trustee, the Trust Collateral Agent or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

  SECTION 12.16.      State Business Licenses. The Servicer or the Certificateholder shall prepare and instruct the Trust to file each State business license (and any renewal thereof) required to be filed under applicable State law without further consent or instruction from the Controlling Party, including a Sales Finance Company Application (and any renewal thereof) with the Pennsylvania Department of Banking, Licensing Division, and a Financial Regulation Application (and any renewal thereof) with the Maryland Department of Labor, Licensing and Regulation.

  SECTION 12.17.      Regulation RR Risk Retention. GM Financial, as Sponsor, and the Depositor agree that (a) GM Financial will cause the Depositor to, and the Depositor will, retain the “eligible horizontal residual interest” (the “Retained Interest”) (as defined in the Credit Risk Retention Rules) on the Closing Date and (b) GM Financial will not permit the Depositor to, and the Depositor will not, sell, transfer, finance or hedge the Retained Interest except as permitted by the Credit Risk Retention Rules.

  SECTION 12.18.      Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)        submits for itself and its property in any legal action relating to this Agreement, the Basic Documents or any other documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)        consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c)        waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Basic Documents or the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

GM FINANCIAL CONSUMER AUTOMOBILE RECEIVABLES TRUST 2021-2 By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name: Title:

AFS SENSUB CORP., as Seller

By:
Name: Title:

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM Financial, as Servicer

By:
Name: Title:

THE BANK OF NEW YORK MELLON not in its individual capacity but solely as Trust Collateral Agent

By:
Name: Title:

[Signature Page to Sale and Servicing Agreement]

SCHEDULE A

SCHEDULE OF RECEIVABLES

[On file with GM Financial, the Trustee and Katten Muchin Rosenman LLP]

SCH-A-1

SCHEDULE B-1

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SERVICER

REGARDING THE RECEIVABLES

1.        Characteristics of Receivables. Each Receivable (A) was originated (i) by GM Financial or (ii) by a Dealer and purchased by GM Financial from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment with GM Financial and was validly assigned by such Dealer to GM Financial pursuant to a Dealer Assignment, (B) was originated by GM Financial or such Dealer for the retail sale of a Financed Vehicle in the ordinary course of GM Financial’s or the Dealer’s business, in each case (i) was originated in accordance with GM Financial’s credit policies and (ii) was fully and properly executed by the parties thereto, and (iii) GM Financial and, to the best of the Seller’s and the Servicer’s knowledge, each Dealer had all necessary licenses and permits to originate Receivables in the State where GM Financial or each such Dealer was located, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (D) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File or the Servicer’s electronic records relating thereto.

2.        Compliance with Law. All requirements of applicable federal, State and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z” (including amendments to the Federal Reserve’s Official Staff Commentary to Regulation Z, effective October 1, 1998, concerning negative equity loans), the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Servicemembers Civil Relief Act, each applicable State Motor Vehicle Retail Installment Sales Act, the Gramm-Leach-Bliley Act and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the Financed Vehicles, have been complied with in all material respects.

3.        Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Servicemembers Civil Relief Act, as amended; and, to the best of the Seller’s and the Servicer’s knowledge, all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

4.        Schedule of Receivables. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date.

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5.        Marking Records. Each of GM Financial and the Seller agree that the Receivables have been sold to the Trust pursuant to the Sale and Servicing Agreement and Granted to the Trust Collateral Agent pursuant to the Indenture. Further, GM Financial has indicated in its computer files that the Receivables are owned by the Trust.

6.        Chattel Paper. The Receivables constitute “tangible chattel paper” or “electronic chattel paper” within the meaning of the UCC.

7.        One Original. There is only one original executed copy (or with respect to “electronic chattel paper”, one authoritative copy) of each Contract. With respect to Contracts that are “electronic chattel paper”, each authoritative copy (a) is unique, identifiable and unalterable (other than with the participation of the Trust Collateral Agent in the case of an addition or amendment of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision), (b) has been marked with a legend to the following effect: “Authoritative Copy” and (c) has been communicated to and is maintained by or on behalf of the Custodian.

8.        Not an Authoritative Copy. With respect to Contracts that are “electronic chattel paper”, the Servicer has marked all copies of each such Contract other than an authoritative copy with a legend to the following effect: “This is not an authoritative copy.”

9.        Revisions. With respect to Contracts that are “electronic chattel paper”, the related Receivables have been established in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of each such Contract must be made with the participation of the Trust Collateral Agent and (b) all revisions of the authoritative copy of each such Contract are readily identifiable as an authorized or unauthorized revision.

10.      Pledge or Assignment. With respect to Contracts that are “electronic chattel paper”, the authoritative copy of each Contract communicated to the Custodian has no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trust Collateral Agent.

11.      Receivable Files Complete. There exists a Receivable File pertaining to each Receivable. Related documentation concerning the Receivable, including any documentation regarding modifications of the Contract, will be maintained electronically by the Servicer in accordance with customary policies and procedures. With respect to any Receivables that are tangible chattel paper, the complete Receivable File for each Receivable currently is in the possession of the Custodian.

12.      Receivables in Force. No Receivable has been satisfied, or, to the best of the Seller’s and the Servicer’s knowledge, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File or the Servicer’s electronic records.

13.      Good Title. Immediately prior to the conveyance of the Receivables to the Trust pursuant to this Agreement, the Seller was the sole owner thereof and had good and indefeasible

SCH-B-1-2

title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Seller, the Trust shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables. No Dealer has a participation in, or other right to receive, proceeds of any Receivable.

14.      Security Interest in Financed Vehicle. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of GM Financial in the Financed Vehicle. The Lien Certificate for each Financed Vehicle shows, or GM Financial has commenced procedures that will result in such Lien Certificate which will show, GM Financial named (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. Immediately after the sale, transfer and assignment by the Seller to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). To the best of the Seller’s and the Servicer’s knowledge, as of the Cutoff Date, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

15.      Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the owner thereof with respect to such Receivable.

16.      No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Receivable, or the exercise of any right thereunder, will not render such Receivable unenforceable in whole or in part and no such right has been asserted or threatened with respect to any Receivable.

17.      No Default. There has been no default, breach, or, to the knowledge of the Seller and Servicer, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than thirty (30) days), and, to the best of the Seller’s and the Servicer’s knowledge, no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing.

18.      Insurance. At the time of an origination of a Receivable by GM Financial or a Dealer, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so.

19.      Fixed Payments, Simple Interest. Each Receivable provides for fixed level monthly payments (provided that the first and last payments may be minimally different from the level

SCH-B-1-3

payment amount) that fully amortize the Amount Financed over the original terms, and amortizes using the Simple Interest Method.

20.     Certain Characteristics of the Receivables.

(A) Each Receivable had a remaining maturity, as of the Cutoff Date, of not less than 3 months and not more than 84 months.

(B) Each Receivable had an original maturity, as of the Cutoff Date, of not less than 3 months and not more than 84 months.

(C) Each Receivable had a remaining Principal Balance, as of the Cutoff Date, of at least $250 and not more than $150,000.

(D) Each Receivable had an Annual Percentage Rate, as of the Cutoff Date, of not more than 20%.

(E) No Receivable was more than thirty (30) days past due as of the Cutoff Date.

(F) Each Receivable arose under a Contract that is governed by the laws of the United States or any State thereof.

(G) Each Obligor had a billing address in the United States or in a United States Territory as of the date of origination of the related Receivable.

(H) Each Receivable is denominated in, and each Contract provides for payment in, United States dollars.

(I) Each Receivable arose under a Contract that is assignable without the consent of, or notice to, the Obligor thereunder, and does not contain a confidentiality provision that purports to restrict the ability of the Servicer to exercise its rights under the Sale and Servicing Agreement, including, without limitation, its right to review the Contract. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the consent of the Servicer.

(J) Each Receivable arose under a Contract with respect to which GM Financial has performed all obligations required to be performed by it thereunder.

(K) No automobile related to a Receivable was held in repossession inventory as of the Cutoff Date.

(L) The Servicer’s records do not indicate that any Obligor was in bankruptcy as of the Cutoff Date.

(M) No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

SCH-B-1-4

21.        Prepayment. Each Receivable allows for prepayment and partial prepayments without penalty.

SCH-B-1-5

SCHEDULE B-2

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SERVICER

REGARDING THE POOL OF RECEIVABLES

1.        Adverse Selection. No selection procedures adverse to the Noteholders were utilized in selecting the Receivables from those receivables owned by the Seller which met the selection criteria set forth in clauses (A) through (M) of number 20 of Schedule B-1.

2.        All Filings Made. All filings (including, without limitation, UCC filings (including, without limitation, the filing by the Seller of all appropriate financing statements in the proper filing office in the State of Nevada under applicable law in order to perfect the security interest in the Receivables granted to the Trust hereunder)) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust and the Trust Collateral Agent a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

3.        Consumer Leases. No Receivable in the pool constitutes a “consumer lease” under either (a) the UCC as in effect in the jurisdiction the law of which governs the Receivable or (b) the Consumer Leasing Act, 15 USC 1667.

SCH-B-2-1

EXHIBIT A

SERVICER’S CERTIFICATE